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                                                                    Exhibit 10.1
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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                       PATRIOT AMERICAN HOSPITALITY, INC.,

                 PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.,

                                VARIOUS LENDERS,

                             CHASE SECURITIES INC.,
                                  as Arranger,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as Documentation Agent,

                                 CITIBANK, N.A.,
                             as Documentation Agent,

                             BANKERS TRUST COMPANY,
                             as Documentation Agent,

                    PAINE WEBBER REAL ESTATE SECURITIES INC.,
                       as Arranger and Syndication Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                       -----------------------------------

                            Dated as of July 18, 1997

                                       and

                  Amended and Restated as of December 16, 1997

                                       and

                 further Amended and Restated as of June 2, 1998

                       -----------------------------------

                                 $2,700,000,000
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                                       -2-
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          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 18, 1997, amended and restated as of December 16, 1997 and further amended and restated as of June 2, 1998, among PATRIOT AMERICAN HOSPITALITY, INC., a Delaware corporation ("Patriot REIT"), PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P., a Virginia limited partnership ("Patriot OP", and together with Patriot REIT, the "Borrowers" and each individually a "Borrower"), the Lenders party hereto from time to time, PAINE WEBBER REAL ESTATE SECURITIES INC. ("Paine Webber") and CHASE SECURITIES INC. ("CSI"), as Arrangers, PAINE WEBBER, as Syndication Agent and THE CHASE MANHATTAN BANK ("Chase"), as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

            WHEREAS, Patriot REIT, Patriot OP, the Original Revolver Lenders, Chase and Paine Webber are parties to an Amended and Restated Credit Agreement, dated as of July 18, 1997 and amended and restated as of December 16, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Revolving Credit Agreement"); and

          WHEREAS, Patriot REIT, Patriot OP, the Original Term Lenders, Chase and Paine Webber are parties to a Term Loan Agreement, dated as of December 16, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Term Loan Agreement", and together with the Original Revolving Credit Agreement, the "Original Credit Agreements"); and

          WHEREAS, the parties hereto wish to amend and restate each of the Original Credit Agreements in the form of this Agreement to, inter alia, add Patriot REIT as an additional Borrower under the credit facilities evidenced by the Original Credit Agreements and provide the financing for the Interstate Transaction and other acquisitions on the terms and subject to the conditions provided herein and make available to the Borrowers on a joint and several basis the respective credit facilities provided for herein;

          NOW, THEREFORE, the parties hereto agree that each of the Original Credit Agreements shall be and hereby is amended and restated in its entirety as follows:

          SECTION 1. Amount and Terms of Credit.

          1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each RL Lender severally agrees, at any time and from time to time on and after the Original Revolver Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the respective Borrower (or, if prior to the Restatement Effective Date, to Patriot OP pursuant to the Original Revolving Credit Agreement), which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all

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Revolving Loans comprising the same Borrowing shall at all times be of the same
Type, (ii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Adjusted RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Adjusted Total Revolving Loan Commitment at such time. Notwithstanding the foregoing, (i) the Borrowers shall not be permitted to incur Revolving Loans, the proceeds of which are used for working capital purposes ("W/C Loans") in aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, would exceed 10% of the Adjusted Total Revolving Loan Commitment then in effect and (ii) the Total Unutilized Revolving Loan Commitment on the Restatement Effective Date, after giving effect to the incurrence of all Loans under this Agreement on such date, shall be at least $250,000,000. After the Restatement Effective Date, all Revolving Loans shall constitute the joint and several obligations of the Borrowers.

          (b) Subject to and upon the terms and conditions set forth herein, each Original Term Lender severally agrees to continue, on the Restatement Effective Date, the Original Term Loans made by such Original Term Lenders to Patriot OP pursuant to the Original Term Loan Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) as term loans (each, a "Tranche I Term Loan" and, collectively, the "Tranche I Term Loans") to the Borrowers hereunder, which Tranche I Term Loans (i) shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Tranche I Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) shall not exceed for any Lender, in initial principal amount, that amount which equals the aggregate outstanding principal amount of the Original Term Loans made by such Lender and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I. Once repaid, Tranche I Term Loans incurred hereunder may not be reborrowed. After the Restatement Effective Date, all Tranche I Term Loans shall constitute the joint and several obligations of the Borrowers.


                                      -2-
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          (c) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche II Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan or term loans (each a "Tranche II Term Loan" and, collectively, the Tranche II Term Loans") to the respective Borrower, which Tranche II Term Loans (i) shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in
Section 1.10(b) all Tranche II Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), all Borrowings of Tranche II Term Loans to be maintained as Eurodollar Loans incurred prior to the 90th day after the Restatement Effective Date may only have an Interest Period of seven days or one month and (I) in case of Interest Periods of one month, may only be made (A) on a single date on or after the Restatement Effective Date and on or before the sixth Business Day following the Restatement Effective Date, (B) on the last day of the Interest Period of the first set of such Borrowings described in clause
(A) above and on the last day of the Interest Period of the second set of such Borrowings described in clause (B) above and (II) in the case of Interest Periods of seven days, must be scheduled such that no Interest Period in respect thereof shall be outstanding on the date the one month Interest Periods described in clause (I) above terminate, and (ii) shall not exceed for any Lender, in initial principal amount, that amount which equals the Tranche II Term Loan Commitment of such Lender on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)). Once repaid, Tranche II Term Loans incurred hereunder may not be reborrowed. All Tranche II Term Loans shall constitute the joint and several obligations of the Borrowers.

          (d) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche III Term Loan Commitment severally agrees to make on the Restatement Effective Date a term loan or term loans (each, a "Tranche III Term Loan" and, collectively, the "Tranche III Term Loans") to the respective Borrower, which Tranche III Term Loans (i) shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in Section 1.10(b) all Tranche III Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause
(y) shall no longer be applicable), all Borrowings of Tranche III Term Loans to be maintained as Eurodollar Loans incurred prior to the 90th day after the Restatement Effective Date may only have an Interest Period of seven days or one month and (I) in case of Interest Periods of one month, may only be made (A) on a single date on or after the Restatement Effective Date and on or before the sixth Business Day following the Restatement Effective Date, (B) on the last day of the Interest Period of the first set of such Borrowings described in clause
(A) above and on the last day of the Interest Period of the second set of such Borrowings described in clause (B) above and (II) in the case of Interest Periods of seven days, must be scheduled such that no Interest Period in respect thereof shall be outstanding on the date the one month Interest Periods described in clause (I) above terminate, and (ii) shall not exceed for any Lender, in initial aggregate principal amount, that amount which equals the Tranche III Term Loan Commitment of such Lender on such date (before giving effect to any reductions


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thereto on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(ii)). Once repaid, Tranche III Term Loans incurred hereunder may not be reborrowed. All Tranche III Terms Loans shall constitute the joint and several obligations of the Borrowers.

          (e) Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees, to make on the Restatement Effective Date a term loan or term loans (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the respective Borrower, which Tranche B Term Loans (i) shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in
Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), all Borrowings of Tranche B Term Loans to be maintained as Eurodollar Loans incurred prior to the 90th day after the Restatement Effective Date may only have an Interest Period of seven days or one month and (I) in case of Interest Periods of one month, may only be made (A) on a single date on or after the Restatement Effective Date and on or before the sixth Business Day following the Restatement Effective Date, (B) on the last day of the Interest Period of the first set of such Borrowings described in clause
(A) above and on the last day of the Interest Period of the second set of such Borrowings described in clause (B) above and (II) in the case of Interest Periods of seven days, must be scheduled such that no Interest Period in respect thereof shall be outstanding on the date the one month Interest Periods described in clause (I) above terminate, and (ii) shall not exceed, for any Lender, in initial principal amount, that amount which equals the Tranche B Term Loan Commitment of such Lender on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(d)(i) but after giving effect to any reductions thereto pursuant to Section 3.03(d)(ii)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed. All Tranche B Term Loans shall constitute the joint and several obligations of the Borrowers.

          (f) Subject to and upon the terms and conditions set forth herein, the Swingline Lender in its individual capacity agrees to make at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the respective Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date) and (iv) shall not exceed at any time outstanding, the lesser of (a) the amount which, when added to the amount of all Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and the aggregate principal amount of all W/C Loans outstanding at such time, would exceed 10% of the

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Adjusted Total Revolving Loan Commitment then in effect, and (b) the Maximum
Swingline Amount. All Swingline Loans shall constitute the joint and several obligations of the Borrowers.

          The Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans. The Swingline Lender will not make a Swingline Loan after it has received written notice from either Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as the Swingline Lender shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Lenders.

          (g) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10 or upon the exercise of any of the remedies provided in Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each RL Lender's Adjusted RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Sections 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to either Borrower), then each RL Lender (other than the Swingline Lender) hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such RL Lenders to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the

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purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Borrowing Amounts. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(g). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever either Borrower desires to incur a Borrowing hereunder (excluding Borrowings of Swingline Loans), such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' (or, in the case of Loans made on the Restatement Effective Date, two Business Days') prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) in the case of a Borrowing of Eurodollar Loans and 12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be given by such Borrower in the form of Exhibit A, completed to specify (i) the name of such Borrower or Borrowers, (ii) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the Loans being made pursuant to such Borrowing shall constitute Tranche I Term Loans, Tranche II Term Loans, Tranche III Term Loans, Tranche B Term Loans or Revolving Loans and
(v) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever either Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall specify in each case
(A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

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          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(g), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(g).

          (c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower prior to receipt of written confirmation. In each such case, the Borrowers hereby waives the right to dispute the Administrative Agent's and the Swingline Lender's record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(g)), each Lender with a Commitment of the respective Tranche will disburse its pro rata portion of each Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will promptly disburse to the respective Borrower or Borrowers at the Payment Office in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to disburse to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the respective Borrower or Borrowers a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers and the Borrowers shall pay within one Business Day, on a joint and several basis, such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrowers, on a joint and several basis, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from a Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which either Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 Notes. (a) Each Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Tranche I Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche I Term Note" and, collectively, the "Tranche I Term Notes"), (ii) if Tranche II Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche II Term Note" and, collectively, the "Tranche II Term Notes"), (iii) if Tranche III Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Tranche III Term Note" and, collectively, the "Tranche III Term Notes), (iv) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (v) if Revolving Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (vi) if Swingline Loans, by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Tranche I Term Note issued to each Tranche I Term Lender shall
(i) be executed by each Borrower, (ii) be payable to the order of such Tranche I Term Lender and be dated the Restatement Effective Date (or, in the case of Tranche I Term Notes issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the outstanding principal amount of the Tranche I Term Loan continued by such Tranche I Term Lender on the Restatement Effective Date (or, in the case of Tranche I Term Notes issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche I Term Loan of such Tranche I Term Lender on the date of the issuance thereof) and be payable in the principal amount of Tranche I Term Loans evidenced thereby, (iv) mature on the Tranche I Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and
4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche II Term Note issued to each Lender with a Tranche II Term Loan Commitment shall (i) be executed by each Borrower, (ii) be payable to the order of such Tranche II Term Lender and be dated the Restatement Effective Date (or, in the case of Tranche II Term Notes issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche II Term Loan Commitment of such Lender on the Restatement Effective Date (or, in the case of Tranche II Term Notes issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche II Term Loan of such Lender on the date of the issuance thereof) and be payable in the principal amount of Tranche II Term Loans evidenced thereby, (iv) mature on the Tranche II Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of

Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Tranche III Term Note issued to each Lender with a Tranche III Term Loan Commitment shall (i) be executed by each Borrower, (ii) be payable to the order of such Lender and be dated the Restatement Effective Date (or, in the case of Tranche III Term Notes issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche III Term Loan Commitment of such Lender on the Restatement Effective Date (or, in the case of Tranche III Term Notes issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche III Term Loan of such Lender on the date of the issuance thereof) and be payable in the principal amount of Tranche III Term Loans evidenced thereby, (iv) mature on the Tranche III Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Tranche B Term Note issued to each Lender with a Tranche B Term Loan Commitment shall (i) be executed by each Borrower, (ii) be payable to the order of such Lender and be dated the Restatement Effective Date (or, in the case of Tranche B Term Notes issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loan Commitment of such Lender on the Restatement Effective Date (or, in the case of Tranche B Term Notes issued after the Restatement Effective Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche B Term Loan of such Lender on the date of the issuance thereof) and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Revolving Note issued to each RL Lender shall (i) be executed by each Borrower, (ii) be payable to the order of such RL Lender and be dated the Restatement Effective Date (or, in the case of Revolving Notes issued after the Restatement Effective Date, be dated the date of the issuance thereof),
(iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) The Swingline Note issued to the Swingline Lender shall (i) be executed by each Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Restatement Effective Date (or, in the case of any Swingline
Note issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (h) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes properly endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrowers' obligations to the holder from time to time of each Note in respect of such Loans.

          1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring on or after the Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; provided that (i) except as otherwise provided in Section 1.10(b) or unless the Borrowers pay all breakage costs and other amounts owing to each Lender pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02, (iv) unless the Administrative Agent shall have determined that the Syndication Date has occurred (at which time this clause (iv) shall no longer be applicable), Tranche II Term Loans, Tranche III Term Loans and Tranche B Term Loans converted into Eurodollar Loans prior to the 90th day after the Restatement Effective Date may only have an Interest Period of one month or seven days and may only be converted such that all Interest Periods in respect thereof shall end on the dates required under Section 1.01(c)(i)(y), (d)(i)(y) and (e)(i)(y) and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each

Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07 Pro Rata Borrowings. All Borrowings of Tranche II Term Loans, Tranche III Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders' Tranche II Term Loan Commitments, Tranche III Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the RL Lenders pro rata on the basis of their Adjusted RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.08 Interest. (a) Each Borrower agrees to pay, on a joint and several basis, interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrowers until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) Each Borrower agrees to pay, on a joint and several basis, interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrowers until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is the greater of (i) 2% in excess of the rate then borne by such Loans (without giving effect to any increase in the rate borne by such Loans as a result of the operation of this clause (c)) and (ii) the Base Rate then in effect plus 4%, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on the tenth day of each calendar month, (ii) in respect of each Eurodollar Loan, on the tenth day of each calendar month and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the respective Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a seven day period or one month period prior to the Syndication Date, and thereafter be a one, two, three or six-month period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when an Event of Default is then in existence;

          (vi) no Interest Period for a Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vii) no Interest Period in respect of any Borrowing of Tranche B Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche B Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of Tranche B Term Loans, which have Interest Periods which will expire after such date will be in excess of the aggregate principle amount of Tranche B Term Loans then outstanding less the aggregate amount of such required prepayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), or
(B) a change in official reserve require ments, but, in all events, excluding any change in reserve requirements included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the interbank Eurodollar market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the respective Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies such Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any

Notice of Borrowing or Notice of Conversion given by a Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, such Borrower shall pay to such Lender, five Business Days after written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to such Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, such Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the respective Borrower of any of the events described in clause (i) or (ii) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the respective Borrower that the events described in clause (i) above cease to exist, then the obligations of the Lenders to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), such Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Lender determines in good faith that, after the Restatement Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Restatement Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrowers shall pay (and shall be jointly and severally obligated to pay) to such Lender, five Business Days after such Lender's written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital allocable to the existence of such Lender's commitment or obligations hereunder. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts. In addition, each such Lender, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrowers.

          1.11 Compensation. The Borrowers shall, on a joint and several basis, compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to
Section 10) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the respective Borrower; or (iv) as a consequence of (x) any other default by any Borrower to repay the Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Lender, it will, if requested by any Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding or reducing the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 1.10, 2.05 and 4.04.

          1.13 Replacement of Lenders. (a) (x) If any Lender (i) becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 13.12(b) or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders, the Borrowers shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent or, at the option of the Borrowers, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that (i) at the time of any replacement pursuant to this
Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans or (b) the outstanding Term Loans of one or more Tranches, the outstanding Term Loans of the respective Tranche or Tranches) of, and in each case (except for the replacement of only the outstanding Term Loans of one or more Tranches of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only
(I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans of one or more Tranches, the outstanding Term Loans of such Tranche or Tranches) of the Replaced Lender together with all then unpaid interest with respect thereto at such time, (2) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01 and (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, the respective Issuing Lender an amount equal to such Replaced Lender's Adjusted RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the Borrowers owing to the Replaced Lender (other than those (a) specifically described in clause (i) above of this proviso in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso of Section 1.13(a) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by each Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of a replacement of a Defaulting Lender with a Non-Defaulting Lender, the Adjusted RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Lender with one or more Non-Defaulting Lenders). Upon the Replaced Lender ceasing to be a Lender hereunder, such Replaced Lender agrees to promptly return to the Borrowers the Note or Notes theretofore delivered to such Replaced Lender pursuant to this Agreement marked "cancelled", or if such Replaced Lender has lost or cannot find such Note or Notes, such Replaced Lender will execute and deliver to the Borrowers a customary lost note and indemnity agreement in form and substance reasonably satisfactory to the Borrowers.

          SECTION 2. Letters of Credit.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, any Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, for the account of such Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender, such approval not to be unreasonably withheld or delayed (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations. On the Restatement Effective Date, all Original Letters of Credit shall be deemed to have been issued under this Agreement and shall for all purposes constitute "Letters of Credit" hereunder.

          (b) Subject to the terms and conditions contained herein, the Administrative Agent hereby agrees that it will (and at a Borrower's request each other Issuing Lender may, at its option, agree that it will), at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Borrower one or more Letters of Credit in support of such L/C Supportable Obligations of such Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender in good faith deems material to it; or

          (ii) such Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) and the aggregate principal amount of all Revolving Loans made by the Non-Defaulting Lenders and then outstanding and all Swingline Loans then outstanding, would exceed the Adjusted Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall be denominated in Dollars, (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be automatically extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof) and (B) the tenth Business Day prior to the Revolving Loan Maturity Date, (iv) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender and (v) no Letter of Credit shall be issued the Stated Amount of which, when added to (A) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit), (B) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, and (C) the aggregate principal amount of all W/C Loans outstanding at such time, would exceed 10% of the Adjusted Total Revolving Loan Commitment then in effect. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, the respective Issuing Lender shall not be required to issue any Letter of Credit unless such Issuing Lender has entered into an arrangement satisfactory to it and the respective Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

          2.02 Letter of Credit Requests. (a) Whenever a Borrower desires that a Letter of Credit be issued for its account, such Borrower shall give the Administrative Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Lender has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6, as applicable, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of any Letter of Credit, such Issuing Lender shall promptly notify each Lender of such issuance and such notice shall be accompanied by a copy of the issued Letter of Credit.

          2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, other than such Issuing Lender (each such RL Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the relevant Borrower under this Agreement with respect thereto (excluding the Facing Fee), and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the Adjusted RL Percentages of the RL Lenders pursuant to Section
1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted RL Percentages of the assignor and assignee Lender or of all RL Lenders, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to any Borrower or any Lender.

          (c) In the event that any Issuing Lender makes any payment under any Letter of Credit and the respective Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.04(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's

Adjusted RL Percentage of such unreimbursed payment in Dollars and same day funds. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available such funds to such Issuing Lender on such Business Day. If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Lender its Adjusted RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Adjusted RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Adjusted RL Percentage of any such payment.

          (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its Adjusted RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and, except as provided in Section 2.03(b), not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the respective Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the respective Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.04 Agreement to Repay Letter of Credit Drawings. (a) Each Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any drawing (each, a "Drawing") made by it under any Letter of Credit (each such Drawing until reimbursed, an "Unpaid Drawing"), no later than four Business Days after the date of such Drawing, with interest on the amount of such Drawing, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such Drawing, from and including the date of such Drawing to but excluding the date such Issuing Lender was reimbursed by any Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the seventh Business Day following such Drawing, interest shall thereafter accrue on the amount (and until reimbursed by any Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 4%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the respective Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish any Borrower's obligations hereunder.

          (b) The obligations of each Borrower under this Section 2.04 to reimburse the respective Issuing Lender with respect to Drawings (including interest thereon) shall constitute the joint and several obligations of the Borrowers and shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender's only obligation to any Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Lender any resulting liability to any Borrower.

          2.05 Increased Costs. If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant, or any franchise tax, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, five Business Days after written demand to the respective Borrower by such Issuing Lender or any Participant (a copy of which demand shall be sent by such Issuing Lender or such Participant to the Administrative Agent), such Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital, and all such payment obligations of the relevant Borrower shall constitute the joint and several obligations of the Borrowers. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the respective Borrower, which notice shall include a certificate submitted to such Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the respective Borrower.

          SECTION 3. Fees; Reductions of Commitment.

          3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment, a commitment fee (the "Commitment Fee") for the period from the Restatement Effective Date to but excluding the Revolving Loan Maturity Date (or until such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Margin on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Fees shall be due and payable quarterly in arrears on the tenth day of each January, April, July and October, on the date of any reduction of the Total Unutilized Revolving Loan Commitment pursuant to Section 3.02 and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective Adjusted RL Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Loans maintained as Eurodollar Loans on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the tenth day of each January, April, July and October and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrowers jointly and severally agree to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the tenth day of each January, April, July and October and on the date upon which such Letter of Credit has been terminated in accordance with its terms.

          (d) The Borrowers jointly and severally agree to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrowers jointly and severally agree to pay to each of the Arrangers, for their own account, such other fees as have been agreed to in writing by any Borrower with the Arrangers.

          3.02 Voluntary Termination of Commitments. Upon at least three Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), either Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in integral multiples of $1,000,000; provided that (x) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender and (y) no reduction to the Total Unutilized Revolving Loan Commitment shall be in an amount which would cause the Revolving Loan Commitment of any RL Bank to be reduced (as required by the preceding clause (x)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan Commitment of such RL Bank as in effect immediately before giving effect to such reduction minus (B) such RL Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          3.03 Mandatory Termination and Reduction of Commitments. (a) The Total New Commitments (and the Tranche II Term Loan Commitment, the Tranche III Term Loan

Commitment and the Tranche B Term Loan Commitment of each Lender) shall terminate in their entirety on June 5, 1998 and each of the Original Credit Agreements shall continue in effect unless the Restatement Effective Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche II Term Loan Commitment (and the Tranche II Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the Tranche II Term Loans on such date) and (ii) prior to the termination of the Total Tranche II Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche III Term Loan Commitment (and the Tranche III Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the Tranche III Term Loans on such date) and (ii) prior to the termination of the Total Tranche III Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of the Tranche B Term Loans on such date) and (ii) prior to the termination of the Total Tranche B Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (f) Each reduction to the Total Tranche II Term Loan Commitment, the Total Tranche III Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche I Term Loan Commitment, the Tranche II Term Loan Commitment, the Tranche III Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Lender with such a Commitment. Notwithstanding the foregoing, so long as the Tranche II Term Loan Commitment or Tranche III Term Loan Commitment remain outstanding, each Lender with a Tranche B Term Loan Commitment may refuse all or any portion of any reduction of its Tranche B Term Loan Commitment pursuant to Section 4.02(c) or (d), in which case all commitment reductions so refused shall be applied pro rata to reduce the Tranche II Term Loan Commitment and Tranche III Term Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4. Prepayments; Payments; Taxes.

          4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans and the right to allocate such prepayments to Revolving Loans, Swingline Loans, Tranche I Term Loans, Tranche II Term Loans, Tranche III Term Loans and/or Tranche B Term Loans as such Borrower elects, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice (other than any notice to prepay Swingline Loans) the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the relevant Borrower shall have no force or effect; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders which made such Loans, provided that in connection with any prepayment of Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Loans of a Defaulting Lender; (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall be applied to the Tranche I Term Loans, Tranche II Term Loans, Tranche III Term Loans and Tranche B Term Loans on a pro rata basis (based upon the then outstanding principal amount of such loans), provided, that notwithstanding the foregoing, so long as Tranche I Term Loans, Tranche II Term Loans or Tranche III Term Loans remain outstanding, each Lender with Tranche B Term Loans outstanding may refuse all or any portion of such prepayment allocable to it pursuant to this Section 4.01, in which case all prepayments so refused shall be applied to prepay the Tranche I Term Loans, the Tranche II Term Loans and Tranche III Term Loans then outstanding on a pro rata basis; and (v) each prepayment of principal of Tranche B Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of such Tranche in direct order of maturity (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

          4.02 Mandatory Repayments and Cash Collateralization. (a)(i) On any day on which the sum of (x) the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Lenders and Swingline Loans (after giving effect to all other repayments thereof on such date) and (y) the Letter of Credit Outstandings on such date exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrowers shall prepay principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Lenders in an amount equal to such excess. If, after giving effect to the prepayment or repayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Lenders, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrowers shall on a joint and several basis pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrowers to Non-Defaulting Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Lender exceeds the Revolving Loan Commitment of such Defaulting Lender, the Borrowers shall on a joint and several basis prepay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the tenth day following each date set forth below (other than the Tranche B Term Loan Maturity Date, on which date such amounts will be owed immediately), the Borrowers shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(e), a "Scheduled Repayment"):

         Scheduled Repayment Date                         Amount
         ------------------------                         ------

         June 30, 1998                                     $250,000
         September 30, 1998                                $250,000
         December 31, 1998                                 $250,000

         March 31, 1999                                    $250,000
         June 30, 1999                                     $250,000
         September 30, 1999                                $250,000
         December 31, 1999                                 $250,000

         March 31, 2000                                    $250,000
         June 30, 2000                                     $250,000
         September 30, 2000                                $250,000
         December 31, 2000                                 $250,000

         March 31, 2001                                    $250,000
         June 30, 2001                                     $250,000
         September 30, 2001                                $250,000
         December 31, 2001                                 $250,000

         March 31, 2002                                    $250,000
         June 30, 2002                                     $250,000
         September 30, 2002                                $250,000
         December 31, 2002                                 $250,000

         Tranche  B Term Loan Maturity Date            $595,250,000
                                                       ------------

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Restatement Effective Date upon which any Borrower, any Guarantor or any of their respective Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to the Applicable Prepayment Percentage of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(e) and (f); provided that (x) with respect to no more than $550,000,000 in the aggregate of such Net Sale Proceeds received by any Borrower, any Guarantor or any of their respective Subsidiaries in connection with an Asset Sale of Non-Strategic Assets, such Net Sale Proceeds shall not give rise to a mandatory repayment on such date to the extent that no Default or Event of Default then exists and such Net Sale Proceeds are used or contractually committed to be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.04), the purchase of the capital stock of a Person engaged in such businesses) within 195 days following the date of receipt of such Net Sale Proceeds from such Asset Sale and (y) (i) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 195-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above and (ii) if all or any portion of such Net Sale Proceeds are not so used within such 195-day period referred to in clause (i) of this clause (y) because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without being extended and without such portion being so used, such remaining portion shall be applied on the date of such ter mination or expiration as a mandatory repayment as provided above.

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Restatement Effective Date on which any Borrower, any Guarantor or any of their respective Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than (w) Indebtedness permitted to be incurred pursuant to Section 9.05(iii) as in effect on the Restatement Effective Date, (x) Indebtedness of the Borrowers, the Guarantors and their respective Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to
Section 9.06(xii), (y) intercompany Indebtedness to the extent permitted under
Section 9.04(ii), and (z) Indebtedness incurred pursuant to the construction and/or major renovation of any Hotel) an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(e) and (f).

          (e) Each amount required to be applied pursuant to Sections 4.02(c) and (d) in accordance with this Section 4.02(e) shall be applied (i) first, to repay the outstanding principal amount of Tranche I Term Loans, (ii) second, to the extent in excess of amounts required to be applied pursuant to preceding clause (i), to repay the outstanding principal amount of Tranche II Term Loans,
(iii) third, to the extent in excess of the amounts required to be applied pursuant to preceding clauses (i) and (ii), to repay the outstanding principal amount of Tranche III Term Loans, and (iv) fourth, to the extent in excess of the amounts required to be applied pursuant to preceding clauses (i), (ii) and
(iii), to repay the outstanding principal amount of Tranche B Term Loans. All repayments of outstanding Tranche B Term Loans pursuant to Section 4.02(c) or
(d) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche on a pro rata basis (based upon the then remaining Scheduled Repayments of such Tranche or after giving effect to all prior reductions thereto).

          (f) With respect to each repayment of Loans required by this Section 4.02, either Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless
(x) all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full and/or (y) concurrently with such repayment, the Borrowers pay all breakage costs and other amounts owing to each Lender pursuant to Section 1.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by any Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02(f), if at any time the mandatory prepayment of Term Loans pursuant to Section 4.02 above would result, after giving effect to the procedures set forth above, in the Borrowers incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrowers may in their sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent and the Borrowers, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Term Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrowers), to repay an aggregate principal amount of such Term Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 10 any amounts held as cash collateral pursuant to this Section 4.02(f) shall, subject to the requirements of applicable law, be immediately applied to the Loans.

          (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note (other than interest payments deducted from the Operating Account pursuant to Section 8.14) shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York Time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments; Taxes. (a) All payments made by any Borrower hereunder or under any Note will be made without reduction on account of any setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender, or any franchise tax, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Except as provided in Section 4.04(b), the Borrowers agree to indemnify and hold harmless each Lender on a joint and several basis, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor or additional forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor or additional forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will promptly deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor or additional forms), or Form W-8 (or successor or additional forms) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or with holding of such Taxes.

          SECTION 5. Conditions Precedent to Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 13.10, and the obligation of each Lender to continue and/or make Loans hereunder, and the obligation of each Issuing Lender to issue Letters of Credit hereunder, in each case on the Restatement Effective Date, are subject at the time of the occurrence of the Restatement Effective Date to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Tranche I Term Note, Tranche II Term Note, Tranche III Term Note, Tranche B Term Note and/or Revolving Note executed by each Borrower, and to the Swingline Lender the Swingline Note executed by each Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02 Fees, etc. On the Restatement Effective Date, the Borrowers shall have paid to the Arrangers and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses and all fees owing under the Original Credit Agreements) payable to the Arrangers and the Lenders to the extent then due.

          5.03 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received from counsel to the Credit Parties, an opinion or opinions addressed to each of the Arrangers, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          5.04 Trust, Corporate, Limited Liability Company and Partnership Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by the Secretary or an Assistant Secretary of each Credit Party (or from the Secretary or an Assistant Secretary of the general partner of each Credit Party that is a partnership), in the form of Exhibit F with appropriate insertions, together with copies of the declaration of trust, the certificate of incorporation and by-laws, limited liability company agreement or other organizational documents (including partnership agreements and certificates of partnership) of each such Credit Party and the resolutions of each Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

          (b) On the Restatement Effective Date, all trust, corporate, limited liability company, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper trust, corporate, limited liability company, partnership or governmental authorities.

          5.05 Amended and Restated Affiliate Guaranty. On the Restatement Effective Date, each Person which is a Guarantor on such date shall have duly authorized, executed and delivered a guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time, the "Amended and Restated Affiliate Guaranty").

          5.06 Pledge Agreement. On the Restatement Effective Date, each Pledgor Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") covering all of such Pledgor Credit Party's present and future Collateral, and shall have delivered to the Collateral Agent, as pledgee, all such Collateral pursuant to and in the manner provided by the Pledge Agreement, together with evidence that such other actions have been taken as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge Agreement (including, without limitation, in the case of partnership interests to be pledged, within 90 days after the Restatement Effective Date, evidence that each pledged partnership has duly recorded the security interest created by the Pledge Agreement on the partnership books and records of such pledged partnership).

          5.07 Adverse Change; Approvals. (a) On the Restatement Effective Date, nothing shall have occurred (and the Lenders shall have become aware of no facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders believe would reasonably be expected to have (i) a material adverse effect on the rights or remedies of the Administrative Agent or the Lenders, or on the ability of any Credit Party to perform its respective obligations to the Administrative Agent and the Lenders or (ii) a Material Adverse Effect.

          (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals (if any) in connection with the making of the Loans and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions con templated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

          5.08 Litigation. Except as set forth on Schedule III, on the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the Best Knowledge of each Borrower, threatened (i) with respect to the making of the Loans or the Credit Documents or any documentation executed in connection therewith or (ii) which the Administrative Agent or the Required Lenders believe would reasonably be expected to have a Materially Adverse Effect.

          5.09 Consummation of Interstate Transaction. On or prior to the Restatement Effective Date, (i) there shall have been delivered to the Administrative Agent a true and correct copy of the Interstate Merger Agreement, certified by such by an appropriate officer of either Borrower, which shall be in the form previously provided to the Administrative Agent with such amendments, modifications and waivers as shall be in form and substance satisfactory to the Arrangers, (ii) the Interstate Transaction, including all of the terms and conditions thereof, shall have been duly approved by the requisite boards of directors and (if required by applicable law) the requisite shareholders of Patriot REIT, Wyndham and Interstate Hotels Corporation, and the Interstate Transaction Documents shall have been duly executed and delivered by the parties thereto and be in full force and effect, (iii) the representations and warranties set forth in the Interstate Transaction Documents shall be true and correct in all material respects as if made on and as of the Restatement Effective Date, (iv) each of the conditions precedent to the consummation of the Interstate Transaction as set forth in the Interstate Transaction Documents shall have been satisfied, and not waived except with the consent of each Arranger (not to be unreasonably withheld), to the satisfaction of each Arranger, (v) all Liens or Indebtedness to be incurred or assumed in connection with the Interstate Transaction shall otherwise be permitted under this Agreement, and (vi) the Interstate Transaction shall have been consummated in accordance with the Interstate Transaction Documents and all applicable law.

          5.10 Solvency Certificate; Insurance Certificates. On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent:

          (a) a solvency certificate in the form of Exhibit I, addressed to each of the Arrangers and each of the Lenders and dated the Restatement Effective Date from an Authorized Financial Officer of Patriot REIT; and

          (b) certificates of insurance complying with the requirements of
Section 8.03 for the business and properties of the Borrowers and the Guarantors, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          5.11 Pro Forma Balance Sheets; Projections. On the Restatement Effective Date, the Arrangers shall have received unaudited pro forma consolidated balance sheets dated December 31, 1997 and the projections dated the Restatement Effective Date (the "Projections") in each case of Patriot REIT and its Subsidiaries and of Wyndham and its Subsidiaries, prepared in a format consistent with the financial statements referred to in Section 7.05(a), after giving effect to the transactions contem plated hereby, which consolidated balance sheets and Projections shall be in form and substance reasonably satisfactory to the Arrangers and the Required Lenders.

          5.12 Original Credit Agreements; etc. On the Restatement Effective Date, (i) unless otherwise agreed by the Administrative Agent and the Borrowers, each Original Lender shall have surrendered to the Administrative Agent for cancellation the promissory notes issued to it pursuant to the Original Credit Agreements, (ii) each Original Lender shall have continued its Original Loans as contemplated by Section 1.01, (iii) the Borrowers shall have paid all accrued and unpaid interest and fees then owing under the Original Credit Agreements through the Restatement Effective Date, and (iv) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.12 have been satisfied on such date.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including any Loans made on the Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(g)), and the obligation of an Issuing Lender to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans and Mandatory Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

          The occurrence of the Restatement Effective Date and the acceptance of the proceeds of each Credit Event shall constitute a representation and warranty by each Borrower to each of the Arrangers and each of the Lenders that all the conditions specified in Section 5 and in this Section 6 and applicable to the Restatement Effective Date and/or such Credit Event, as the case may be, exist as of that time (except to the extent that any of the conditions specified in Section 5 or in this Section 6 are required to be satisfactory to or determined by any Lender, the Required Lenders and/or the Administrative Agent or otherwise expressly calls for a subjective determination to be made by any Lender, the Required Lenders and/or the Administrative Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Arrangers.

          SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and the incurrence of each Loan and the issuance of each Letter of Credit on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this
Section 7 are true and correct on and as of the Restatement Effective Date and true and correct in all material respects on the date of each such Credit Event thereafter (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). To the extent any Borrower makes any representation or warranty hereunder with respect to any Guarantor or any Subsidiary of such Guarantor which is not a Subsidiary of such Borrower, as the case may be, or is not controlled by such Borrower, as the case may be, such representations and warranties are made as to the Best Knowledge of such Borrower, including taking into account all statements, representations and warranties made by such Person in any Credit Document.

          7.01. Trust, Corporate, Limited Liability Company and Partnership Status. Each Borrower, each Guarantor, and each of their respective Subsidiaries
(i) is a duly organized and validly existing real estate investment trust, corporation, partnership or limited liability company, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (ii) has the trust, corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified and in good standing which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          7.02 Trust, Corporate, Limited Liability Company or Partnership Power and Authority. Patriot REIT, Wyndham, each Domestic Subsidiary which is a Credit Party or a Pledgor Credit Party and, to the Best Knowledge of each such Subsidiary, each Foreign Subsidiary which is a Credit Party or a Pledgor Credit Party has the trust, corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary trust, corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Patriot REIT, Wyndham, each Domestic Subsidiary which is a Credit Party or a Pledgor Credit Party and, to the Best Knowledge of any such Subsidiary, each Foreign Subsidiary which is a Credit Party or a Pledgor Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by Patriot REIT, Wyndham, any Domestic Subsidiary which is a Credit Party or Pledgor Credit Party and, to the Best Knowledge of any such Subsidiary, any Foreign Subsidiary which is a Credit Party, of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Borrower, any Guarantor or any of their respective Subsidiaries, pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Borrower, any Guarantor or any of their respective Subsidiaries, is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the declaration of trust, certificate of incorporation, partnership agreement, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of any Borrower, any Guarantor or any of their respective Subsidiaries.

          7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document, in each case by Patriot REIT, Wyndham, each Domestic Subsidiary which is a Credit Party or Pledgor Credit Party and, to the Best Knowledge of any such Subsidiary, any Foreign Subsidiary which is a Credit Party or Pledgor Credit Party.

          7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) The unaudited income statements for Patriot REIT and Wyndham and their Subsidiaries prepared on a Company Combined Basis for each of (x) the three-month period ended on December 31, 1997 and (y) the latest nine-month period ended on December 31, 1997 and (ii) the pro forma balance sheet of Patriot REIT and Wyndham and their Subsidiaries prepared on a Company Combined Basis at December 31, 1997 and the pro forma combined income statements for the latest nine-month period ended December 31, 1997 each present fairly the historical financial results of Patriot REIT and Wyndham and their Subsidiaries. All information (other than projections) furnished to the Lenders prior to the Restatement Effective Date with respect to Patriot REIT and Wyndham and their Subsidiaries is true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect. Since December 31, 1997, there have been no events or changes which would reasonably be expected to have a Material Adverse Effect.

          (b) On and as of the Restatement Effective Date and on the date on which each Loan is made, on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans) being incurred or assumed by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrowers and the Guarantors (taken as a whole) and each Borrower (on a stand-alone basis) will exceed their respective debts, (y) the Borrowers and the Guarantors (taken as a whole) and each Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the Borrowers and the Guarantors (taken as a whole) and each Borrower (on a stand-alone basis) shall not have unreasonably small capital with which to conduct their respective businesses. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed or reflected in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to any Borrower or any Guarantor or any of their respective Subsidiaries, of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrowers and the Guarantors taken as a whole. As of the Restatement Effective Date, the Senior Management of each Borrower has no knowledge of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which would reasonably be expected to be material to the Borrowers and the Guarantors taken as a whole.

          (d) On and as of the Restatement Effective Date, the Projections, including those prepared on a combined basis for the Borrowers and the Guarantors delivered to the Arrangers and the Lenders prior to the Restatement Effective Date have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Senior Management of either Borrower to be misleading in any material respect. On the Restatement Effective Date, the Senior Management of each Borrower believed that the Projections were reasonable; it being recognized by the Lenders that projections (including the Projections) as to future results are not to be viewed as facts and that the actual results for the period or periods covered by such projections may differ from the projected results.

          7.06 Litigation. Except as set forth on Schedule III, there are no actions, suits or proceedings pending or, to the Best Knowledge of either Borrower, threatened (i) with respect to any Credit Document or (ii) that would reasonably be expected to have a Material Adverse Effect.

          7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Borrower, any Guarantor or any of their respective Subsidiaries, in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents but excluding projections) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Borrower, any Guarantor or any of their respective Subsidiaries, in writing to the Administrative Agent or any Lender will be, to the Best Knowledge of each Borrower, true and accurate in all material respects on the date as of which such information is dated or certified and, to the Best Knowledge of each Borrower, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (subject, in the case of any information referred to in Section 7.05, to the qualifications (if any) set forth in Section 7.05 with respect to any such information).

          7.08 Use of Proceeds; Margin Regulations. (a) The proceeds of the Tranche II Term Loans, Tranche III Term Loans and Tranche B Term Loans shall be used by the Borrowers, subject to the other restrictions set forth in this Agreement, to fund the Interstate Transaction and related fees and expenses. The proceeds of the Revolving Loans shall be used by the Borrowers, and to the extent permitted under this Agreement, their Subsidiaries, to fund (i) acquisitions of properties, assets and businesses, investments, capital expenditures and expenditures for furniture, fixtures and equipment in Hospitality/Leisure-Related Businesses, and (ii) general working capital needs of the Borrowers; provided, however, that the sum of (x) all W/C Loans, (y) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) and (z) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) shall not exceed 10% of the Adjusted Total Revolving Loan Commitment then in effect at any one time.

          (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments. Each Borrower, each Guarantor and each of their respective Subsidiaries, has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal income tax returns and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrowers, the Guarantors, and/or each of their respective Subsidiaries, as the case may be, except where the failure to file such Returns (other than Federal income tax returns of Patriot REIT and Wyndham, which must be filed in any event) would not be reasonably expected to have a Material Adverse Effect. The Returns accurately reflect to the Best Knowledge of each Borrower in all material respects (subject to any right to contest tax liabilities in good faith) all liability for taxes of the Borrowers, the Guarantors and each of their respective Subsidiaries, for the periods covered thereby. Each Borrower, each Guarantor and each of their respective Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the Best Knowledge of each Borrower, threatened by any authority regarding (i) Patriot REIT's qualification as a real estate investment trust or (ii) any taxes relating to any Borrower, any of the Guarantors or any of their respective Subsidiaries, the result of which in the case of this clause (ii) would be reasonably expected to have a Material Adverse Effect.

          7.10 Compliance with ERISA. Each Plan that is a single employer plan as defined in Section 4001(a)(15) of ERISA (a "Single Employer Plan") is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Single Employer Plan; no Single Employer Plan is insolvent or in reorganization; to the Best Knowledge of each Borrower, no Multiemployer Plan is insolvent or in reorganization; no Single Employer Plan has an Unfunded Current Liability; no Single Employer Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Sections 303 or 304 of ERISA; all contributions required to be made by either Borrower or any of its respective Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made; neither Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the Best Knowledge of each Borrower, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no condition exists which presents a reasonably likely risk to either Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to the foregoing provisions of ERISA and the Code; to the Best Knowledge of each Borrower, no condition exists which presents a reasonably likely risk to any Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; based solely upon information as may be requested by, and provided to either Borrower by the sponsors of the Multiemployer Plans, the Senior Management of each Borrower believes that the aggregate liabilities of each Borrower and its respective Subsidiaries and ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not be reasonably likely to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any Borrower or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of any Borrower or any of its Subsidiaries or any ERISA Affiliate exists or, to the Best Knowledge of each Borrower, is likely to arise on account of any Plan; and the Borrowers and the Guarantors may cease contributions to or terminate each employee benefit plan maintained by any of them (if any) without incurring any material liability.

          7.11 Real Properties. (a) Each Borrower, each Guarantor and each of their respective Subsidiaries, has good and marketable fee simple absolute title to all material Real Property purported to be owned by them, and has good and marketable title to, or valid leasehold interests in, all other material Real Property purported to be leased by them, on any date on which this representation and warranty is made or deemed made including all material Real Property reflected in the consolidated balance sheets of Patriot REIT, referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section
5.11 (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than Permitted Liens. Schedule IV contains a true and complete list of each Hotel owned or leased by the Borrowers, the Guarantors or any of their respective Subsidiaries on the Restatement Effective Date, and the type of interest therein held by such Borrower, any such Guarantor or any of their respective Subsidiaries.

          (b) All material Real Property leased on the Restatement Effective Date by any Borrower, any Guarantor or any of their respective Subsidiaries, is listed on Schedule IV. To the Best Knowledge of each Borrower, each of such leases is valid and enforceable in accordance with its terms and is in full force and effect in all material respects. The Borrowers shall have delivered within 90 days after the Restatement Effective Date to the Administrative Agent true and complete copies of each of such material leases and all material documents affecting the rights or obligations of any Borrower, any Guarantor or any of their respective Subsidiaries which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the Borrowers, the Guarantors or their respective Subsidiaries, nor, to the Best Knowledge of each Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which would not reasonably be expected to have a Material Adverse Effect.

          7.12 Subsidiaries. On the Restatement Effective Date, all Subsidiaries and Unconsolidated Entities of Patriot REIT and Wyndham shall be as set forth on
Schedule V, and the ownership interests therein shall be as set forth on
Schedule V.

          7.13 Compliance with Statutes, etc. (a) Each Borrower, each Guarantor, and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not reasonably be expected to have a Material Adverse Effect.

          (b)(i) To the Best Knowledge of each Borrower, each Hotel complies in all material respects with all Legal Requirements, (ii) all material consents, licenses (including liquor licenses), certificates and permits required by all Legal Requirements for the operation of each Hotel have been obtained and are in full force and effect and (iii) all utility services and facilities necessary for the operation of each Hotel are available at such Hotel, except such non-compliances or failures to comply, obtain or have in full force and effect and available as would not reasonably be expected to have a Material Adverse Effect.

          7.14 Investment Company Act. Neither Borrower nor any Guarantor or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.15 Public Utility Holding Company Act. Neither Borrower nor any Guarantor or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.16 Environmental Matters. (a) To the Best Knowledge of each Borrower, each Guarantor and each of their respective Subsidiaries, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws have been complied with. To the Best Knowledge of each Borrower, there are no pending or threatened Environmental Claims against any Borrower, any Guarantor or any of their respective Subsidiaries or any Real Property owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries. To the Best Knowledge of each Borrower, there are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries, or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against any Borrower, any Guarantor or any of their respective Subsidiaries, or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by any Borrower, any Guarantor or any of their respective Subsidiaries, under any applicable Environmental Law.

          (b) To the Best Knowledge of each Borrower, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries, except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by such Borrower's, such Guarantor's, or such Subsidiary's business.

          (c) Notwithstanding anything to the contrary in this Section 7.16, the representations made in this Section 7.16 shall only be untrue if the aggregate effect of all Environmental Claims, restrictions, failures and noncompliance of the types described above would reasonably be expected to have a Material Adverse Effect.

          7.17 Labor Relations. None of the Borrowers, any of the Guarantors or any of their respective Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. To the Best Knowledge of each Borrower, there is (i) no unfair labor practice complaint pending or threatened against any Borrower, any Guarantor or any of their respective Subsidiaries before the National Labor Relations Board and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against any of them, or (ii) no strike, labor dispute, slowdown or stoppage is pending or threatened against any Borrower, any Guarantor or any of their respective Subsidiaries, in each case with respect to the Hotels, except with respect to any matter specified in clause (i) or (ii) above such as would not reasonably be expected to have a Material Adverse Effect.

          7.18 Intellectual Property. Each Borrower, each Guarantor and each of their respective Subsidiaries owns or has the right or ability to use all trademarks, permits, service marks, trade names, licenses and franchises which are material and necessary for the conduct of its respective businesses.

          7.19 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (other than intercompany Indebtedness) in excess of $2,500,000 of the Borrowers, the Guarantors and their respective Subsidiaries as of the Restatement Effective Date and intended to remain outstanding after such date (excluding the Loans, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.20 Ground Leases. Each ground lease with respect to any Hotel which is located on a Leasehold is in full force and effect and no party thereto has denied or disaffirmed any of its material obligations thereunder or has defaulted (beyond applicable cure and notice periods) in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto, except in the case of any ground leases such denials, disaffirmations and defaults as would not reasonably be expected to have a Material Adverse Effect.

          7.21 Status as REIT. Patriot REIT is organized in conformity with the requirements for qualification as a real estate investment trust under the Code. Patriot REIT has met all of the requirements for qualification as a real estate investment trust under the Code for its Fiscal Year ended December 31, 1997. Patriot REIT is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

          7.22 Operators. Each Affiliated Operator, and to the Best Knowledge of each Borrower, each Third Party Operator, has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any Real Property owned or leased by any Borrower, any Guarantor, or any of their respective Subsidiaries, except in the case of the operation by Third Party Operators of Hotels such failures as would not reasonably be expected to have a Material Adverse Effect.

          7.23 Security Interests. On and after the Restatement Effective Date, the Pledge Agreement creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that the Collateral may be subject to the Liens permitted under Section 9.06), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement except for filings or recordings required in connection with such Pledge Agreement which shall have been made, or shall have been executed and delivered and a provision for filing shall have been made, on or prior to the execution and delivery thereof as contemplated by Section 8.11.

          SECTION 8. Affirmative Covenants. Each Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          8.01 Information Covenants. The Borrowers will furnish to the Administrative Agent (with sufficient copies for each of the Lenders, which the Administrative Agent will promptly forward to each of the Lenders):

          (a) Quarterly Financial Statements. Within 45 days after the end of each Fiscal Quarter, (i) the consolidated balance sheet of Patriot REIT and Wyndham and their Subsidiaries calculated on a Company Combined Basis, as at the end of such quarterly accounting period, (ii) the related consolidated state ments of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) the related consolidated statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding fiscal periods in the prior fiscal year, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of Patriot REIT that, to the best of such officer's knowledge after due inquiry, they fairly present the financial condition of Patriot REIT and its Subsidiaries and of Wyndham and its Subsidiaries, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

          (b) Annual Financial Statements. Within 90 days after the end of each Fiscal Year, the consolidated balance sheet of Patriot REIT and Wyndham and their Subsidiaries calculated on a Company Combined Basis, as at the end of such fiscal year and the related consolidated statements of income and shareholders' equity and of cash flows for such fiscal year setting forth com parative figures for the preceding fiscal year and certified by Ernst & Young, any other "Big Six" independent certified public accounting firm or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of Patriot REIT or Wyndham as a going concern.

          (c) Budgets. Prior to the beginning of each Fiscal Year, budgets (including, in any event, budgeted statements of cash flow and budgeted debt and cash balances) for such Fiscal Year prepared in detail, with respect to Patriot REIT and its Subsidiaries and of Wyndham and its Subsidiaries, accompanied by a statement of an Authorized Financial Officer of Patriot REIT to the effect that, to such officer's Best Knowledge, the budget is a reasonable estimate of the period covered thereby, it being recognized by the Lenders that budgets as to future results are not to be viewed as facts and that the actual results for the period or periods covered by such budgets may differ from the budgeted results.

          (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of an Authorized Financial Officer of Patriot REIT to the effect that, to the best of such officer's actual knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall be in the form of Exhibit J, shall set forth the calculations required to establish whether the Borrowers were in compliance with the provisions of Sections 8.12, 9.03, 9.04, 9.05, 9.06, 9.08 through 9.12, inclusive at the end of such fiscal quarter or year, as the case may be, and with respect to certificates delivered with the financial statements required to be delivered pursuant to Section 8.01(a), shall set forth the amount of any Net Sale Proceeds received from any Asset Sale occurring during such fiscal quarter.

          (e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after the Senior Management of any Borrower or any of the Guarantors obtains actual knowledge of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against any Borrower, any Guarantor or any of their respective Subsidiaries which would reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of any Borrower, any Guarantor or any of their respective Subsidiaries or (z) with respect to any Credit Document and
(iii) any other action or condition or event which would reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Financial Officer of either Borrower specifying (A) the nature and period of existence of any such claimed Default, Event of Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Borrowers have taken, is taking and proposes to take with respect thereto.

          (f) Management Letters. Promptly after the Borrowers' or Wyndham's receipt thereof, a copy of any "management letter" received by such Borrower or Wyndham from its certified public accountants and the management's responses thereto.

          (g) Other Reports and Filings. Promptly, and without duplication of any documents or information delivered pursuant to another clause of this
Section 8.01, copies of all financial information, proxy materials and other information and reports, if any, which any Borrower, any Guarantor or any of their respective Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") (other than preliminary filings made with the SEC).

          (h) Environmental Matters. Promptly upon, and in any event within ten Business Days after the Senior Management of any Borrower or any Guarantor obtaining actual knowledge thereof, notice of one or more of the following environmental matters:

          (i) any pending or threatened material Environmental Claim against any Borrower, any Guarantor, or any of their respective Subsidiaries or any Real Property owned or operated by any Borrower, any Guarantor, or any of their respective Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries that (a) results in non-compliance by any Borrower, any Guarantor or any of their respective Subsidiaries in any material respect with any applicable Environmental Law or (b) would reasonably be expected to form the basis of a material Environmental Claim against any Borrower, any Guarantor or any of their respective Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by any Borrower, any Guarantor or any of their respective Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property relating to any material liability owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Borrower's, such Guarantor's or such Subsidiary's response or proposed response thereto. In addition, any Borrower, any Guarantor and any of their respective Subsidiaries will provide the Administrative Agent with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Administrative Agent or any Lender.

          (i) Annual Meetings with Lenders. At the request of the Administrative Agent or the Required Lenders, the Borrowers shall, at least once during each fiscal year of Patriot REIT, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous fiscal year and the financial condition of the Borrowers and the budgets presented for the current Fiscal Year shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.

          (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrowers, the Guarantors or their respective Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

          8.02 Books, Records and Inspections. Each Borrower will, and will cause each of its Subsidiaries, each Guarantor and its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will cause each of its respective Subsidiaries, each Guarantor and its Subsidiaries to, permit officers and designated representatives of the Administrative Agent, unless a Default or Event of Default is then in existence or discovered during such inspection, in which case such visit shall be at the expense of the Borrowers) or any Lender (at such Lender's expense) to visit and inspect, during regular business hours on reasonable advance notice and under guidance of officers of such Borrower or such Guarantor, or their respective Subsidiaries, any of the properties of any Borrower, any Guarantor or any of their respective Subsidiaries, and to examine the books of account of any Borrower, any Guarantor or any of their respective Subsidiaries, and discuss the affairs, finances and accounts of any Borrower, any Guarantor or any of their respective Subsidiaries with, and be advised as to the same by, its and their Authorized Financial Officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Lender may reasonably request.

          8.03 Maintenance of Property; Insurance. Each Borrower will, and will cause each of their respective Subsidiaries to, keep all property owned or leased by such Person and necessary in its business in good working order and condition in accordance with industry standards (ordinary wear and tear excepted). Each Borrower will, and will cause each Guarantor and each of their respective Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations and in such amounts and against at least such risks as is consistent and in accordance with industry practice and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained.

          8.04 Corporate Franchises. Each Borrower will, and will cause each of its Subsidiaries, each Guarantor and its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) any of the transactions permitted in accordance with Section 9.02 or (ii) the taking or failing to take of any action with respect to the foregoing by any Borrower, any Guarantor or any of their respective Subsidiaries which would not reasonably be expected to have a Material Adverse Effect.

          8.05 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries, each Guarantor and its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not reasonably be expected to have a Material Adverse Effect.

          8.06 Compliance with Environmental Laws. (a) Each Borrower will, and will cause each of its Subsidiaries, each Guarantor and its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. None of any Borrower, any Guarantor or any of their respective Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by such Borrower, such Guarantor or such Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property, except where the failure to so comply in respect of the matters described in this clause (a) as would not reasonably be expected to have a Material Adverse Effect.

          (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Obligations have been declared due and payable pursuant to Section 10, (ii) the Administrative Agent receives notice under Section 8.01(h) of any event for which notice is required to be delivered for any Real Property or (iii) any Borrower, any Guarantor or any of their respective Subsidiaries is not in compliance with Section 8.06(a) with respect to any Real Property and the Borrowers will provide, at their sole cost and expense, an environmental site assessment report concerning any such affected Real Property now or hereafter owned or operated by any Borrower, any Guarantor or any of their respective Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrowers fail to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrowers shall grant and hereby grant, to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrowers' expense.

          8.07 ERISA. Within 15 Business Days after any Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrowers will deliver to the Administrative Agent and each Lender a certificate of an Authorized Financial Officer of either Borrower setting forth details as to such occurrence and the action, if any, that such Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, under the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Single Employer Plan; that any contribution required to be made by Borrower, any of its Subsidiaries or any ERISA Affiliate to a Single Employer Plan or Foreign Pension Plan has not been made within 30 Business Days of the date same is due; that a Single Employer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Single Employer Plan has an Unfunded Current Liability giving rise to a lien on the assets of any Borrower, any of its Subsidiaries or any ERISA Affiliate under ERISA or the Code; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Single Employer Plan; that a proceeding has been instituted against any Borrower, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that any Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably be expected to incur or has incurred any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 498-B of the Code; or that any Borrower or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). The respective Borrower will deliver to the Administrative Agent with sufficient copies for each Lender (i) a complete copy of the annual report (Form 5500) of each Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by them with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any material notices received by any Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Single Employer Plan or Foreign Pension Plan shall be delivered to the Administrative Agent (with sufficient copies for each Lender) no later than 15 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause
(i) each of its, and each of its Subsidiaries' (other than PAH Windwatch Partners or PAH Windwatch, LLC, so long as the Hotel owned by such Person is managed by a Third Party Operator), each Guarantor's and each of its Subsidiaries' Fiscal Years to end on December 31 and (ii) each of its Subsidiaries' (other than PAH Windwatch Partners or PAH Windwatch, LLC, so long as the Hotel owned by such Person is managed by a Third Party Operator), each Guarantor's and each of its Subsidiaries' Fiscal Quarters to end on March 31, June 30, September 30 and December 31.

          8.09 Performance of Obligations. Each Borrower will cause each of its Subsidiaries, each Guarantor and its Subsidiaries to, perform all of its obligations under the terms of each Management Agreement, ground lease and each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any Real Property is bound, except such non-performances as would not reasonably be expected to have a Material Adverse Effect.

          8.10 Payment of Taxes. Each Borrower will cause each of its Subsidiaries, each Guarantor and its Subsidiaries to pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which any penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of any Borrower, any Guarantor or any of their respective Subsidiaries; provided that none of any Borrower, any Guarantor or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles or (ii) the failure to pay which would not be reasonably expected to have a Material Adverse Effect.

          8.11 Further Assurances. (a) Each Borrower will, and will cause each Guarantor and each of their respective Wholly-Owned Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral covered by the Pledge Agreement as the Collateral Agent may reasonably require. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

          (b) Each of the Credit Parties agrees that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders or required to be taken by the Borrowers, the Guarantors or their respective Subsidiaries pursuant to the terms of this Section 8.11.

          8.12 FF&E Reserves. (i) Within 30 days after the Restatement Effective Date, the respective Borrower, Guarantor or the respective Subsidiary of such person shall have established FF&E Reserves on its books and records with respect to Hotels owned or leased pursuant to a ground lease on the Restatement Effective Date and (ii) within 45 days after each acquisition of a Hotel, a Borrower or a Guarantor shall have established an FF&E Reserve on its books and records with respect to such Hotel.

          8.13 REIT Requirements. Patriot REIT shall operate its business at all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code. Patriot REIT will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of Patriot REIT as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. Patriot REIT will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

          8.14 Maintenance of Operating Account. The Borrowers shall at all times maintain a demand deposit account held by the Administrative Agent (the "Operating Account") and shall cause funds to be deposited therein in an amount sufficient to permit the Administrative Agent to automatically deduct therefrom (and the Borrowers hereby irrevocably authorize the Administrative Agent to so deduct) the interest payments, any administrative agency fee, the

Commitment Fees, the Letter of Credit Fees and the Facing Fees at 12:00 P.M. on the tenth day of each month in which each such fee is due.

          8.15 Interest Rate Protection. The Borrowers will, or will cause the Guarantors or their respective Subsidiaries to, as the case may be, enter into or maintain Interest Rate Protection Agreements reasonably satisfactory to the Administrative Agent, sufficient to ensure that (i) on and after the Restatement Effective Date to but excluding October 3, 1998, 30% and (ii) from such date until the Revolving Loan Maturity Date, 35%, in each case of Total Indebtedness outstanding at any time shall at all times be covered by such Interest Rate Protection Agreements or shall have a fixed rate of interest reasonably satisfactory to the Administrative Agent.

          8.16 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrowers acceptable to the Arrangers does not within 90 days after a request from the Arrangers deliver to the Administrative Agent evidence, in form and substance satisfactory to the Arrangers, with respect to any Foreign Subsidiary which has not already had all of its stock, partnership interests or limited liability company interests, as the case may be, which are owned by any Pledgor Credit Party, pledged pursuant to the Pledge Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock, partnership interests or limited liability company interests, as the case may be, of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then, unless the Arrangers in their reasonable discretion otherwise agree, that portion of such Foreign Subsidiary's outstanding capital stock, partnership interests or limited liability company interests which is owned by an Pledgor Credit Party and not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed) to the extent that the entering into such Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.16 to be in form and substance reasonable satisfactory to the Arrangers.

          SECTION 9. Negative Covenants. Each Borrower covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01 Line of Business. Each Borrower will not, and will not permit any of its Subsidiaries or any of the Guarantors or their Subsidiaries to, engage (directly or indirectly) in any business other than Hospitality/Leisure-Related Businesses.

          9.02 Consolidation, Merger, etc. Each Borrower will not, and will not permit any of its Subsidiaries to, or any of the Guarantors or any of their Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or sell or dispose of all or substantially all of the assets of the Borrowers, the Guarantors and their respective Subsidiaries taken as a whole, or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (i) Investments may be made to the extent permitted by Section 9.04;

          (ii) (a) the Credit Parties may merge or consolidate with, liquidate into, or transfer all or any portion of their assets to or among one another,
(b) any Subsidiary of any Credit Party may merge or consolidate with, liquidate into, or transfer all or any portion of their assets to any Credit Party, so long as such Credit Party is the surviving entity and (c) any Subsidiary of Patriot REIT or Wyndham which is not a Credit Party may transfer all or any portion of its assets to another Subsidiary of Patriot REIT or Wyndham which is not a Credit Party, in each case so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement so transferred shall remain perfected and in full force and effect or as otherwise agreed to by the Collateral Agent; and

          (iii) The Borrowers, the Guarantors and their respective Subsidiaries may consummate the Interstate Transaction pursuant to the Interstate Transaction Documents.

          9.03 Dividends. Unless otherwise required in order for Patriot REIT to maintain its status as a real estate investment trust in accordance with the written advice of independent counsel, Patriot REIT shall not declare or pay any Dividends on its Stock or Stock Equivalents or any other Dividends; provided, that, notwithstanding the foregoing, (i) during any period of four consecutive Fiscal Quarters, Patriot REIT may pay Dividends for such period in an aggregate amount not to exceed the greater of (x) 90% of the Adjusted Funds From Operations, (y) 100% of Cash Available for Distribution and (z) the minimum amount necessary to maintain tax status as a real estate investment trust and
(ii) if no Event of Default then exists or would arise therefrom, Patriot REIT may pay Dividends in excess of the amounts permitted under clause (i) above, but only to the extent necessary to avoid the incurrence of federal, state or local income or excise tax liability.

          9.04 Investments. Each Borrower will not, and will not permit any of its Subsidiaries or any Guarantor or any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Stock, Stock Equivalents, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing an "Investment"), including Investments existing on the Restatement Effective Date, except that the following shall be permitted:

          (i) The Borrowers, the Guarantors and their respective Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) The Borrowers, Wyndham and their respective Subsidiaries may make intercompany loans and contributions among one another; provided that any such Indebtedness incurred after the Restatement Effective Date of a Credit Party to a Non-Credit Party Subsidiary shall be subordinated to the obligations of such Credit Party hereunder or under the other Credit Documents;

          (iii) The Borrowers, the Guarantors and their respective Subsidiaries may make and/or hold Investments in their respective Wholly-Owned Subsidiaries, other Subsidiaries, Joint Ventures and Unconsolidated Entities engaged in Hospitality/Leisure-Related Businesses so long as the following investment restrictions are met:

               (A) the sum of all Investments in Joint Ventures (valued at cost) shall not exceed $450,000,000, excluding (i) Investments in Joint Ventures to the extent such Investments are held or contractually committed to as of the Restatement Effective Date, (ii) Investments in Joint Ventures which are Guarantors and (iii) Investments made after the Restatement Effective Date in Joint Ventures which the Arrangers have designated Non-Credit Party Subsidiaries to the extent the Arrangers have, at the time of such designation, also designated them to be treated as Guarantors for purposes of this Section 9.04(iii)(A);

               (B) the sum of all Investments (valued at cost) attributable to Mortgage Notes shall not exceed $250,000,000;

               (C) the sum of all Investments (valued at cost) attributable to Limited Service Hotels shall not exceed $250,000,000;

               (D) the sum of all Investments (valued at cost) attributable to Extended Stay Hotels shall not exceed $750,000,000; and

               (E) the sum of all Investments (valued at cost) attributable to unimproved land and/or to New Construction shall not exceed $800,000,000, excluding Investments in Joint Ventures in which the Borrowers, the Guarantors and their respective Subsidiaries own, individually or in the aggregate, less than a 20% equity interest.

          If any Investment may be categorized as qualifying under more than one of the investment restrictions listed in clauses (A) through (E) above, except as otherwise provided in clause (E) above, such Investment shall be counted against each of the investment restriction limits for which it qualifies without regard to the number of such restrictions for which such Investment may qualify.

          9.05 Certain Indebtedness Obligations. Each Borrower will not, and will not permit any of the Guarantors or any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any:

          (i) Indebtedness under Interest Rate Protection Agreements other than such Indebtedness entered into in compliance with Section 8.15, and such other non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrowers, the Guarantors or their respective Subsidiaries and which the Borrowers in good faith believe will provide protection against fluctuations in interest rates with respect to outstanding floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 9.05;

          (ii) Indebtedness under Derivatives Obligations other than any Indebtedness under Derivatives Obligations which are permitted under Section
9.12 and which are not speculative in nature; and

          (iii) Indebtedness of any Borrower, any Guarantor or any of their respective Subsidiaries secured by a mortgage, deed of trust, deed to secure debt or other similar instrument placed on any Real Property owned or leased by such Borrower, Guarantor or Subsidiary other than such Indebtedness with respect to which the initial loan to value ratio for any property or group of related properties subject to a single financing (valued by the Borrowers on a reasonable basis) relating to such Indebtedness is greater than or equal to 50%.

          9.06 Liens. Each Borrower will not, and will not permit any Guarantor or any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of any Borrower, any Guarantor or any of their respective Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to any Borrower, any Guarantor or any of their respective Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (ii) Liens in respect of property or assets of any Borrower, any Guarantor or any of their respective Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of any Borrower, any Guarantor or any of their respective Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (iii) Liens created by or pursuant to this Agreement and the Pledge Agreement;

          (iv) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule VII, including extensions or renewals thereof;

          (v) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, provided that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $10,000,000 at any time;

          (vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrowers, the Guarantors and their respective Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrowers, the Guarantors and their respective Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrowers, the Guarantors and their respective Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

          (vii) licenses, sublicenses, leases or subleases entered into in the ordinary course of business not interfering in any material respect with the business of any Borrower, any Guarantor or any of their respective Subsidiaries;

          (viii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of any Borrower, any Guarantor or any of their respective Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statements regarding operating leases;

          (x) Liens created pursuant to Capital Leases, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of any Borrower, any Guarantor or any of their respective Subsidiaries (other than other assets subject to Capitalized Lease Obligations owing to the same Person as such Capitalized Lease Obligation);

          (xi) Permitted Encumbrances;

          (xii) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Restatement Effective Date, provided that (i) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source) and (ii) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100%, nor is less than 65%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness; and

          (xiii) Liens on property or assets acquired pursuant to an acquisition of assets or property, or on property or assets of a Subsidiary of any Borrower or Guarantor in existence at the time such Subsidiary is acquired pursuant to such an acquisition, provided that such Liens are not incurred in connection with, or in contemplation or anticipation of, such an acquisition and do not attach to any other asset of any Borrower, any Guarantor or any of their respective Subsidiaries; and

          (xiv) Liens not otherwise permitted by the foregoing clauses (i) through (xiii) to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing aggregate liabilities at any time outstanding not in excess of, 5% of tangible net assets, valued on an undepreciated cost basis, of the Borrowers, the Guarantors and their Subsidiaries calculated on a Company Combined Basis.

          9.07 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, or any of the Guarantors or any of their Subsidiaries to enter into any transaction or series of related transactions with any Affiliate, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Person as would reasonably be obtained by such Person at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) intercompany transactions may be entered into to the extent permitted by Section 9.02;

          (ii) Dividends may be paid to the extent provided in Section 9.03;

          (iii) Investments may be made to the extent permitted by Section 9.04; and

          (iv) the Borrowers and the Guarantors may enter into the Operating Leases, ground leases and other intercompany contracts in the ordinary course of business and pay the rentals, fees and other costs and expenses thereunder.

          9.08 Total Interest Coverage. Each Borrower will not permit the Total Interest Coverage Ratio to be less than (x) for any Test Period ending prior to December 31, 1999, 2.25:1.0 and (y) for any Test Period ending on or after December 31, 1999, 2.50:1.0.

          9.09 Fixed Charge Coverage. Each Borrower will not permit the Fixed Charge Coverage Ratio to be less than (x) for any Test Period ending prior to December 31, 1999, 1.75:1.0 and (y) for any Test Period ending on or after December 31, 1999, 2.0:1.0.

          9.10 Tangible Net Worth. Each Borrower will not permit Tangible Net Worth at any time to be less than Minimum Tangible Net Worth.

          9.11 Limitations on Indebtedness. (a) In addition to the other restrictions on Indebtedness set forth in this Section 9.11, each Borrower shall not permit the Leverage Ratio to exceed (x) at any time prior to December 31, 1998, 5.5:1.0, (y) at any time on or after December 31, 1998 and prior to June 30, 1999, 5.0:1.0 and (z) at any time on or after June 30, 1999, 4.5:1.0.

          (b) In addition to the other restrictions on Indebtedness set forth in this Section 9.11, each Borrower shall not permit the Secured Indebtedness Ratio to exceed 2.5:1.0 at any time.

          (c) In addition to the other restrictions on Indebtedness set forth in this Section 9.11, each Borrower shall not permit Total Recourse Secured Indebtedness to exceed the sum of (x) the amount of such Indebtedness outstanding on the Restatement Effective Date (and extensions, renewals and refinancings thereof) plus (y) $200,000,000. Additionally, in no event shall any Borrower, any Guarantor or any of their respective Subsidiaries incur any Recourse Secured Indebtedness after the Restatement Effective Date where the loan to value ratio for any property or group of related properties subject to a single financing (based on the value shown in the most recent Approved Appraisal of the assets secured thereby) relating thereto exceeds 65%.

          9.12 Derivatives Obligations. Each Borrower will not, and will not permit any Guarantor or any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Derivatives Obligations, except:

          (i) Interest Rate Protection Agreements may be entered into by the Borrowers, the Guarantors and their respective Subsidiaries;

          (ii) Other Hedging Agreements may be entered into by the Borrowers, the Guarantors and their respective Subsidiaries, so long as such Other Hedging Agreements are for bona fide foreign exchange currency hedging purposes and are not speculative in nature; and

          (iii) Permitted Equity Swaps; provided that with respect to the Permitted Equity Swaps in existence on the Restatement Effective Date, Patriot REIT may exercise its option to settle no more than $200,000,000 in the aggregate of such Permitted Equity Swaps in cash.

          9.13 Limitation on Certain Restrictions. Each Borrower will not, and will not permit any Guarantor or any of their respective Subsidiaries or any Unconsolidated Entity to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any Borrower or any Guarantor or any of their respective Subsidiaries, or pay any Indebtedness owed to any Borrower, any Guarantor or any of their respective Subsidiaries, (b) make loans or advances to any Borrower or Guarantor or any of their respective Subsidiaries or (c) transfer any of its properties or assets to any Borrower or Guarantor or any of their respective Subsidiaries or grant liens or security interests thereon, except in each case for such encumbrances or restrictions existing under or by reason of
(i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions relating to Indebtedness or lease obligations to the extent restricting (A) the transfer, assignability or the granting of liens, (B) the making of loans or advances or (C) the paying of Dividends or the making of other distributions, (iv) commercially reasonable restrictions in the organizational documents of any such entity which do not prohibit such entity from disposing or realizing the value of, any Hotel owned by it, or the Stock or other form of ownership of any kind, and which (A) limit generally the amount of Indebtedness which may be incurred by such entity, (B) limit the amounts of obligations secured by Liens or (C) limit the transferability or assignability of assets, (v) restrictions on transferability or assignability in respect to ground leases, and (vi) restrictions created in connection with the issuance of the preferred stock for the benefit of the holders thereof in connection with the CHC Acquisition (or similar restrictions (or restrictions which are more favorable to the Lenders) relating to preferred stock issued in connection with other acquisitions). It is understood and agreed that any asset that is Unencumbered shall be deemed not in violation of this Section 9.14.

          9.14 Limitation on Creation of Subsidiaries. The Borrowers will not, and will not permit any Guarantor or any of their respective Subsidiaries to, establish, create or acquire any additional Subsidiaries, except that the Borrowers, the Guarantors and their respective Subsidiaries shall be permitted to establish, create or acquire Subsidiaries, so long as (i) 100% of the capital stock, partnership interests or limited liability company interests of any new Domestic Subsidiary which is owned by any Pledgor Credit Party (or all capital stock, partnership interests or limited liability company interests of any new Foreign Subsidiary which is owned by any Pledgor Credit Party, except that not more than 65% of the voting stock or interests of any such Foreign Subsidiary shall be required to be so pledged) is, upon the creation, establishment or acquisition of any such new Subsidiary, pledged pursuant to the Pledge Agreement and the certificates representing such stock, partnership interests or limited liability company interests, together with undated stock or other powers duly executed in blank, are delivered to the Collateral Agent, (ii) any new Domestic Subsidiary (other than any such new Domestic Subsidiary which is reasonably designated by the Arrangers, at the time of the creation, establishment or acquisition of such new Subsidiary, as a Non-Credit Party Subsidiary) executes a counterpart of the Guaranty and (iii) there is delivered to the Administrative Agent upon the creation, establishment or acquisition of any such new Subsidiary (other than any such new Subsidiary which is reasonably designated by the Arrangers, at the time of the creation, establishment or acquisition of such new Subsidiary, as a Non-Credit Party Subsidiary) such certificates and documents in respect of such new Subsidiary as would be required under Section 5.04 had such Subsidiary been a Credit Party in existence on the Restatement Effective Date.

          SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(e)(i), Section 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 10.01) and such default shall continue unremedied for a period of 30 days after written notice to any Borrower by the Administrative Agent or the Required Lenders; or

          10.04 Default Under Other Agreements. (i) Any Borrower, any Guarantor, or any of their respective Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations or any Non-Recourse Indebtedness) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations or any Non-Recourse Indebtedness) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than the Obligations or any Non-Recourse Indebtedness) of any Borrower, any Guarantor, or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not be a Default or an Event of Default under clauses (i) or (ii) of this
Section 10.04 unless the aggregate outstanding principal amount of all such Indebtedness as described in such clauses (i) and (ii) is at least $10,000,000; or

          10.05 Bankruptcy, etc. Any Borrower, any Guarantor or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Borrower, any Guarantor, or any of their respective Subsidiaries and the petition is not controverted within 60 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower, any Guarantor or any of their respective Subsidiaries or any Borrower, any Guarantor or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower, any Guarantor or any of their respective Subsidiaries, or there is commenced against any Borrower, any Guarantor or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or any Borrower, any Guarantor or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days; or any Borrower, any Guarantor or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; any Borrower, any Guarantor or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any trust, partnership and/or corporate action is taken by any Borrower, any Guarantor or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or
 .68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by any Borrower, any of its Subsidiaries or any ERISA Affiliate to a Plan or a Foreign Pension Plan has not been timely made, any Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or any Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans;
(b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, will have a Material Adverse Effect; or

          10.07 REIT Status. Patriot REIT shall cease, for any reason, to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; or

          10.08 Guaranties. The Amended and Restated Affiliate Guaranty shall cease to be in full force or effect as to any Guarantor (except as expressly provided in the Amended and Restated Affiliate Guaranty), or any Guarantor or Person acting by or on behalf of such

Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor Event of Default shall occur; or

          10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower, any of the Guarantors or any of their respective Subsidiaries involving in the aggregate for the Borrower, the Guarantors and their respective Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount not covered by a reputable and solvent insurance company of all such judgments exceeds $10,000,000; or

          10.10 Change of Control. A Change of Control shall occur; or

          10.11 General Partner Status. Patriot REIT or a Wholly-Owned Subsidiary of Patriot REIT shall cease at any time to be the sole general partner of Patriot OP; or

          10.12 Security Documents. (a) The Pledge Agreement shall cease to be in full force and effect in all material respects, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.06), and subject to no other Liens (except as permitted by Section 9.06), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of the Pledge Agreement;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to either Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to either Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all of the Commitments of each Lender shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Pledge Agreement; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) apply any cash collateral held pursuant to this agreement to the payment of Obligations.

          SECTION 11. Definitions and Accounting Terms.

          11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptable Financial Information" shall mean financial information which is audited, reviewed by accountants or in a form which is acceptable to the Administrative Agent.

          "Adjusted Funds From Operations" shall mean, for any period, Patriot REIT Net Income plus (a) the sum of the following amounts for such period to the extent and on the same basis included in the determination of Patriot REIT Net
Income: (i) depreciation expense, (ii) amortization expense and other non-cash charges with respect to real estate assets for such period, (iii) losses from Asset Sales, losses resulting from restructuring of Indebtedness and other extraordinary losses, and (iv) minority interests attributable to Patriot OP Units; less (b) the sum of the following amounts for such period to the extent and on the same basis included in the determination of Patriot REIT Net Income:
(i) gains from sales or dispositions of assets, gains resulting from restructuring of Indebtedness and other extraordinary gains, and (ii) the applicable shares of net income of Patriot REIT's and its Subsidiaries' Unconsolidated Entities; plus (c) Patriot REIT's and its Subsidiaries' Allocation Percentage of funds from operations (determined in a manner consistent with this definition of Adjusted Funds From Operations) of Patriot REIT's and its Subsidiaries' Unconsolidated Entities.

          "Adjusted RL Percentage" shall mean (x) at a time when no Lender Default exists, for each Lender, such Lender's RL Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Lender's Adjusted RL Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to
Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted RL Percentage effected pursuant to said clause
(B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Revolving Loan Commitment at such time.

           "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Lenders.

          "Administrative Agent" shall mean Chase, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(f).

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Operating Lease" shall mean an Operating Lease with an Affiliated Operator substantially in the form delivered to, and found acceptable by, the Administrative Agent.

          "Affiliated Operator" shall mean a lessee under an Operating Lease which is (i) Wyndham or (ii) a Subsidiary of Patriot REIT or Wyndham.

          "Agents" shall have the meaning set forth in Section 12.01 of this Agreement.

          "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

          "Allocation Percentage" shall mean, (i) with respect to any Borrower or any Wholly-Owned Subsidiary of any Borrower, 100% and (ii) for any other Person, with respect to such Person's Subsidiaries and Unconsolidated Entities, the percentage ownership interest of such Person in such Subsidiary or Unconsolidated Entity, respectively, provided that, for purposes of determining any Person's Allocation Percentage of the Indebtedness of a Subsidiary or Unconsolidated Entity for which such Person is a general partner, such Person's Allocation Percentage with respect to such Subsidiary or Unconsolidated Entity shall be the percentage of the general partner interests owned by such Person in such Subsidiary or Unconsolidated Entity with respect to any Indebtedness for which recourse may be made against any general partner of such Subsidiary or Unconsolidated Entity.

          "Amended and Restated Affiliate Guaranty" shall have the meaning provided in Section 5.05.

          "Applicable Margin" shall mean, with respect to each Tranche I Term Loan, Tranche II Term Loan, Tranche III Term Loan, Tranche B Term Loan, Revolving Loan, Swingline Loan and Commitment Fee at any date, the applicable percentage per annum set forth below based upon the Status then in effect, it being understood that (x)(A) from the Restatement Effective Date through May 15, 1998, the Applicable Margin shall be based on the Status applicable on the Restatement Effective Date, (B) if on any date Level I Status through Level IV Status is then in effect, the Applicable Margin for all Loans except Tranche B Term Loans (for which the Applicable Margin shall always be based upon Level V Status through Level IX Status without regard to clause (x) in the definitions of each such Status) shall be based on the Status in effect on such date, (C) if Level I Status through Level IV Status is not then in effect, and in any event in the case of Tranche B Term Loans, the Applicable Margin shall be based on the Status in effect on the 45th day following the end of each Fiscal Quarter, and such Applicable Margin shall be set until the Status is redetermined pursuant to this clause (C) or, with respect to all Loans other than Tranche B Term Loans, until Level I Status through Level IV Status is in existence, and (D) from November 1, 1998 until the Tranche I Term Loan Maturity Date, the Applicable Margin for Tranche I Term Loans shall be (a) the applicable percentage per annum set forth below based upon the Status then in effect, plus (b) 0.25% and (y) the Applicable Margin for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans", (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans", and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

             Revolving Loans, Swingline
                     Loans and
           Tranche I, II, III Term Loans   Tranche B Term Loans
           -----------------------------   --------------------
              Base Rate     Eurodollar    Base Rate   Eurodollar
                Loans       Rate Loans      Loans     Rate Loans  Commitment Fee
                -----       ----------      -----     ----------  --------------
Level I            0%          1.00%           --         --           0.125%
Status

Level II           0%         1.125%           --         --            0.15%
Status

Level III          0%          1.25%           --         --            0.15%
Status

Level IV           0%         1.375%           --         --            0.20%
Status

Level V            0%          1.50%         0.50%      2.00%           0.20%
Status

Level VI        0.20%          1.70%         0.50%      2.00%           0.25%
Status

Level VII       0.35%          1.85%         0.75%      2.25%           0.30%
Status

Level VIII      0.50%          2.00%         0.75%      2.25%           0.35%
Status

Level IX        0.75%          2.25%         1.00%      2.50%           0.40%
Status

          "Applicable Prepayment Percentage" shall mean, at any time, (i) 100%, provided that if at any time the Leverage Ratio is equal to or less than 4.50:1.00, the Applicable Prepayment Percentage shall instead be 0%. Notwithstanding anything to the contrary in this definition, at any time an Event of Default is then in existence, the Applicable Prepayment Percentage shall be 100%.

          "Approved Appraisal" shall mean a FIRREA appraisal prepared by an MAI `ppraiser reasonably satisfactory to the Administrative Agent.

          "Approved Fund" shall mean any fund that invests in commercial loans and has total assets under management in excess of $100,000,000.

          "Approved Lender" shall have the meaning provided in the definition of "Cash Equivalents."

          "Appurtenant Rights" shall mean (i) all easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to each Hotel or the improvements thereon, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Hotel and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Hotel.

          "Arranger" shall mean each of Paine Webber Real Estate Securities Inc. and Chase Securities Inc.

          "Asset Encumbrance" shall mean the placement of any Lien, claim or encumbrance on any Hotel or any other assets, or group of related assets of any Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Entities.

          "Asset Sale" shall mean any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and dispositions or transfers arising out of, or in connection with, a Recovery Event) by any Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Entities to any Person (other than to any Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Entities) of any Stock (other than new issuances of Stock) of any of its Subsidiaries, any Stock Equivalents (other than new issuances of Stock Equivalents) of any of its Subsidiaries or any Hotel or any other assets, or group of related assets, in each case other than (i) sales, dispositions and transfers of obsolete personal property and FF&E, and (ii) other sales, dispositions and transfers which generate net proceeds and/or other consideration the fair market value of which is less than $1,000,000 in the aggregate in any Fiscal Year of the Borrowers.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Financial Officer" of any Credit Party shall mean any of the Chairman, President, Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Credit Party, or in the case of Patriot OP, the Authorized Financial Officer of the general partner of Patriot OP.

          "Authorized Officer" of any Credit Party shall mean any of the President, any Authorized Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) the rate of interest announced publicly by Chase at its principal office, from time to time, as Chase's base rate and (ii) the sum (adjusted to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, to the next higher 1/8 of 1%) of (x) 1/2 of 1% per annum plus (y) the Federal Funds Rate.

          "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Best Knowledge" shall mean, with respect to any Person, the actual knowledge of any member of the Senior Management of such Person.

          "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans. It is understood that there may be more than one Borrowing outstanding pursuant to a given Tranche.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Calculation Period" shall mean the period of four consecutive Fiscal Quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis.

          "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" of any Person shall mean all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Available for Distribution" shall mean, for any period (i) Adjusted Funds From Operations less (ii) the FF&E Reserves with respect to Patriot REIT, its Subsidiaries and Unconsolidated Entities, multiplied by the applicable Allocation Percentage.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S.

dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) proceeds from the sale of any asset of any Borrower, any Guarantor or any of their respective Subsidiaries held in trust by any Approved Lender or other Person satisfactory to the Administrative Agent for not more than six months in connection with a proposed like-kind transaction under Section 1031 of the Code and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.CA. Section 9601 et seq.

          "Change of Control" shall mean any of the following events: (i) the failure of Patriot REIT, or a Wholly-Owned Subsidiary of Patriot REIT, to be the sole general partner of Patriot OP; (ii) the acquisition, directly or indirectly, by any one "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of more than 30% of the common stock of Patriot REIT; or (iii) during any period of 24 consecutive calendar months after the Restatement Effective Date, individuals who at the beginning of such period constituted the Board of Directors of Patriot REIT (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders or members, as the case may be, of Patriot REIT was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; provided, that no Change of Control shall be deemed to have occurred as a result of the Interstate Transaction.

          "Chase" shall mean The Chase Manhattan Bank, in its individual capacity.

          "CHC Acquisition" shall mean the acquisition by Patriot REIT and its Affiliates of Carnival Hotel Corporation, Inc. and its Affiliates, including without limitation the transactions contemplated pursuant to a certain Agreement and Plan of Merger by and among Patriot REIT, Patriot OP and CHC International, Inc.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in the Pledge Agreement.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

          "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Tranche II Term Loan Commitment, Tranche III Term Loan Commitment, Tranche B Term Loan Commitment or Revolving Loan Commitment.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Company Combined Basis" shall mean, with respect to any financial statement, that such statement is calculated on a consolidated basis for each of Patriot REIT and its Subsidiaries and Wyndham and its Subsidiaries and that such calculations are then combined in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof in the manner of a guaranty; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement, each Note, the Amended and Restated Affiliate Guaranty and the Pledge Agreement.

          "Credit Event" shall mean the making of any Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of any Letter of Credit.

          "Credit Party" shall mean each Borrower and each Guarantor.

          "CSI" shall mean Chase Securities Inc., in its individual capacity.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Determination Date" shall have the meaning provided in the definition of Pro Forma Basis.

          "Derivatives Obligations" of any Person means all Interest Rate Protection Agreements and all other obligations of such Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of Patriot REIT or Wyndham, as the case may be, incorporated or organized in the United States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.04(a).

          "EBITDA" shall mean, for any Person for any period, the net income of such Person for such period, plus (a) the sum of the following amounts of such Person for such period determined in conformity with GAAP to the extent included in the determination of such net income: (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined in conformity with
GAAP) and (vi) minority interests attributable to the OP Units, less (b) extraordinary gains of such Person determined in conformity with GAAP to the extent included in the determination of such net income (and other gains on sales or other dispositions or assets not otherwise included in extraordinary gains determined in conformity with GAAP).

          "Eligible Transferee" shall mean (i) a commercial bank or Federal savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (iv) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender or any Approved Fund; and (vii) any Person other than an Affiliate of a Credit Party, in each case acceptable (a) to the Administrative Agent, and (b) provided no Default or Event of Default exists, to the Borrower, which acceptance will not be unreasonably withheld, conditioned or delayed.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.CA. Section 2601 et seq., the Clean Air Act, 42 U.S.CA. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.CA. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.CA. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.CA. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.CA. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.CA. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Borrower, any Guarantor or any Subsidiary of any such Person would be deemed to be a "single employer" within the meaning of
Section 414(b),(c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of

Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

          "Event of Default" shall have the meaning provided in Section 10.

          "Excluded Unconsolidated Entity" shall mean any Person which would be an Unconsolidated Entity (without giving effect to the parenthetical in the definition thereof) designated as an Excluded Unconsolidated Entity by written notice from either Borrower to the Administrative Agent so long as (i) the maximum liability of the Borrowers, the Guarantors, their respective Subsidiaries and the Unconsolidated Entities to or on the behalf of such Excluded Unconsolidated Entity is limited to the Investments made, or to be made by such Person in compliance with all the limitations on such Investments under this Agreement, in such Excluded Unconsolidated Entity and (ii) the obligations of such Excluded Unconsolidated Entity are otherwise without recourse (other than claims in respect of customary indemnities and non-recourse covenants) to the Borrowers, the Guarantors, their respective Subsidiaries and the Unconsolidated Entities, and/or any of their respective assets.

          "Existing Indebtedness" shall have the meaning provided in Section
7.19.

          "Extended-Stay Hotel" shall mean a Hotel which may reasonably be categorized as one which (i) primarily services guests needing accommodations for a period of five days or longer, (ii) offers limited or no food or beverage facilities or meeting space, (iii) offers services and facilities designed to appeal to longer-term residents, such as grocery shopping and laundry services,
(iv) offers some type of kitchen facility, and (v) quotes rates on a weekly or monthly basis (e.g., hotels operated as Residence Inns by Marriott, Homewood Suites, Candlewood Suites and Suburban Lodges).

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "FF&E" shall mean, with respect to any Hotel, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or any other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies and common areas).

          "FF&E Reserve" shall mean, with respect to any Hotel for any period, the actual reserve required under the Operating Lease for such Hotel, provided that if the Operating Lease does not create contractual FF&E obligations, or such Hotel is not subject to an Operating Lease, the FF&E Reserve for such Hotel shall be a reserve equal to 4% of Gross Revenues from such Hotel for such period.

          "Fiscal Quarter" shall mean each fiscal quarter of the respective Borrower ending on March 31, June 30, September 30 and December 31 of each calendar year.

          "Fiscal Year" shall mean each fiscal year of the respective Borrower ending on December 31 of each calendar year.

          "Fixed Charge Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Total Adjusted EBITDA for such Test Period plus EBITDA of each Excluded Unconsolidated Entity multiplied by the applicable Allocation Percentage to (ii) the sum of (v) Total Interest Expense for such Test Period,
(w) all scheduled principal amortization payments (excluding final payments due at maturity) on Total Indebtedness made during such Test Period, (x) preferred stock dividends (excluding dividends in respect of preferred stock issued in connection with the CHC Acquisition or other acquisitions to the extent such dividends are paid on a non-fixed basis which is the functional equivalent of paying dividends in respect of the common stock of Patriot REIT (or on a basis which is more favorable to the Lenders)) accrued by Patriot REIT or Wyndham during such Test Period, (y) interest expense (including capitalized interest) and scheduled principal amortization payments (excluding final payments due at maturity) on Indebtedness of Excluded Unconsolidated Entities multiplied by the applicable Allocation Percentage and (z) 4% of Gross Revenues during such Test Period received from each Hotel owned or leased pursuant to a ground lease by any Borrower, any Guarantor or any of their respective Subsidiaries.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by any Borrower or any one or more of its Affiliates primarily for the benefit of employees of any Borrower or such Affiliates residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, and as to which plan any Borrower or any Guarantor has any material liability.

          "Foreign Subsidiary" shall mean each Subsidiary of any Borrower or Guarantor other than a Domestic Subsidiary.

          "Forward Purchase Obligations" shall mean obligations to purchase Hotels and related property upon the completion of construction or renovation thereof, or upon the occurrence of another future contingency (excluding obligations under purchase, sale and acquisition agreements entered into in the ordinary course of business).

          "Full-Service Hotel" shall mean a Hotel (including an all-suites Hotel) which may reasonably be categorized as one which offers customary food and beverage facilities and room service.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "Gross Revenues" shall mean all revenues derived from the operation of Hospitality/Leisure-Related Businesses.

          "Guaranteed Obligations" shall mean all obligations of each Borrower to each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each
Note issued by any Borrower to such Lender, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with the Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower.

          "Guarantor" shall mean (i) on the Restatement Effective Date, each Domestic Subsidiary of Patriot REIT in existence on the Restatement Effective Date other than Patriot OP and any other Subsidiary listed on Schedule VIII and designated a "Non-Credit Party Subsidiary" therein, (ii) on the Restatement Effective Date, Wyndham and each of its Domestic Subsidiaries in existence on the Restatement Effective Date other than any Subsidiary listed on Schedule VIII and designated a "Non-Credit Party Subsidiary" therein and (iii) at any time, any other Domestic Subsidiary of Patriot REIT or Wyndham created or acquired after the Restatement Effective Date excluding any Subsidiary reasonably designated by the Arrangers to be a Non-Credit Party Subsidiary.

          "Guarantor Event of Default" shall have the meaning provided in the Amended and Restated Affiliate Guaranty.

          "Guaranty" shall mean the Amended and Restated Affiliate Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

          "Hospitality/Leisure-Related Business" shall mean the hotel, resort, extended stay lodging, other hospitality, vacation or timeshare business or any casino (but only if part of a Hotel and not as a stand-alone or primary business), senior living (excluding congregate care) or recreational business and other businesses incidental to, or in support of such business, including without limitation, (i) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, golf facilities or other entertainment facilities or club, convention or meeting facilities and marketing services or reservation systems related thereto, and
(ii) acquiring, developing, managing or improving any real estate ancillary or connected to any hotel, resort, extended stay lodging, other hospitality-related business, casino (but only if a part of a Hotel and not as a stand-alone or primary business), senior living (excluding congregate care) or recreational business or reservation system constructed, leased, owned, managed or operated (or proposed to be constructed, leased, owned, managed or operated) by the Borrowers, the Guarantors or any of their Subsidiaries at any time; provided, that the operation of a horse racing facility and pari-mutuel wagering in the manner so operated on the Restatement Effective Date shall be permitted.

          "Hotel" shall mean any Real Property (including Improvements thereon and any retail, golf, tennis, spa or other resort amenities appurtenant thereto) comprising an operating facility offering hotel or lodging services.

          "Improvements" shall mean all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property (including Forward Purchase Obligations) or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement or arrangement; provided, that Indebtedness shall not include (a) trade payables incurred in the ordinary course of business, (b) operating lease obligations (including, without limitation, the lessee's obligations under (i) the eleven
(11) Lease Agreements dated as of May 2, 1996 and/or May 3, 1996 originally between HPTWN Corporation, as lessor, and Garden Hotel Associates Two LP, as lessee (subsequently assigned to GHALP Corporation, as lessee), (ii) the Lease dated as of January 8, 1997 originally between HPTSLC Corporation, as lessor, and WHC Salt Lake City Corporation, as lessee, and (iii) any other operating lease pursuant to which any Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Entities, as lessee, leases all or any portion of a Hotel from the holder of a superior interest in such Hotel, as lessor), (c) short term notes evidencing earnest money deposits until delivered to the payee and (d) at the time of determination of outstanding Indebtedness at any time, the aggregate amount of Forward Purchase Obligations not in excess of $400,000,000 then outstanding.

          "Independent Hotel" shall mean a Hotel which is not associated or designated to become associated within six months of such designation with a nationally or regionally recognized hotel or resort brand or franchise or hotel membership organization encompassing at least 5 Hotels, provided, that notwithstanding the foregoing, Hotels operating under any of the names of Grand Heritage, Carefree, and to the extent the right to use or ownership is acquired, West Coast, Homegate, Club House, Grand Bay, Registry and Carnival shall not be considered Independent Hotels.

          "Intangible Asset" shall mean, with respect to any Person, a long-lived asset that is useful in the operations of such Person, that is not directly used in revenue generation and is not held for sale, and is without physical qualities, including but not limited to patents, copyrights and goodwill, but excluding capitalized costs associated with the acquisition of brand names, franchises and trademarks, franchise agreements and management agreements.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Interstate Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 2, 1997, by and among Interstate Hotels Company, Patriot REIT and Patriot American Hospitality Operating Company.

          "Interstate Transaction" shall mean the transaction by which the Interstate Hotels Company will merge with and into Patriot REIT with Patriot REIT being the surviving entity pursuant to the Interstate Merger Agreement and related stockholders agreement entered into by Patriot REIT dated December 2, 1997.

          "Interstate Transaction Documents" shall mean the Interstate Merger Agreement and all other documents and agreements entered into in connection with the consummation of the Interstate Transaction.

          "Investment" shall have the meaning provided in Section 9.04.

          "Issuing Lender" shall mean the Administrative Agent and any Lender which at the request of the respective Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letter of Credit pursuant to Section 2.

          "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of Patriot REIT or Wyndham, in which Patriot REIT or Wyndham or a Subsidiary of Patriot REIT or Wyndham holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrowers, the Guarantors, or any of their respective Subsidiaries or of any Joint Venture incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations, (ii) earnest money or performance obligations in respect of acquisitions permitted pursuant to the terms of this Agreement and (iii) such other obligations of the Borrowers, the Guarantors, or any of their respective Subsidiaries or of any Joint Venture as are permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixture.

          "Legal Requirements" shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting each Hotel, the improvements on such Hotel or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to such Hotel or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances affecting such Hotel, the Appurtenant Rights and any easements, licenses or other agreements entered respect to such Hotel.

          "Lender" shall mean each financial institution listed on Schedule I and any Person which becomes a "Lender" hereunder pursuant to Sections 1.13 and/or 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Lender having notified in writing any Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in each case for any reason including, without limitation, as a result of any takeover of such Lender by any regulatory authority or agency.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, on any date, the ratio of (i) Total Indebtedness on such date to (ii) Total Adjusted EBITDA for the Test Period most recently ended on or prior to such date. All calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing and excluding any equipment operating leases and any precautionary filings related thereto).

          "Limited-Service Hotel" shall mean a Hotel which may reasonably be categorized as one which (i) offers either no, or very limited, meeting space and food and beverage facilities such as restaurants, lounges and catering facilities, (ii) may be described as a "rooms-only" property, and (iii) does not have amenities such as bell-service, health spas or entertainment facilities (e.g., hotels operated as Hampton Inns, Comfort Inns, La Quinta Inns and Red Roof Inns). For the purpose of this agreement, Limited-Service Hotels shall not include Hotels where the majority of rentable rooms are suites and the average daily room rate over the preceding 12 months was $80 or more.

          "Loan" shall mean each Tranche I Term Loan, each Tranche II Term Loan, each Tranche III Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreement" shall mean any agreement pursuant to which any Hotel is managed, operated, franchised or licensed and which (i) with respect to the management or operation of such Hotel, is between any Borrower, any Guarantor or any of their respective Subsidiaries on one hand and the Operator of such Hotel on the other hand, and (ii) with respect to the franchising or licensing of such Hotel, is in favor of any Borrower, any Guarantor or the Operator of such Hotel and which permits the use of hotel system trademarks, trade names and any related rights in connection with the ownership or operation of such Hotel.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(g) of this Agreement.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrowers, the Guarantors, and their respective Subsidiaries, taken as a whole.

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche I Term Loan Maturity Date, the Tranche II Term Loan Maturity Date, the Tranche III Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Swingline Amount" shall mean $10,000,000.

          "Minimum Borrowing Amount" shall mean, (i) for Revolving Loans, $1,000,000, (ii) for Term Loans, $1,000,000, and (iii) for Swingline Loans, $500,000.

          "Minimum Tangible Net Worth" shall mean, at any time, the sum of (a) 75% of Tangible Net Worth as of the Restatement Effective Date plus (b) 60% of the aggregate net proceeds received by any Borrower or any Guarantor after the Restatement Effective Date in connection with any issuance of Stock, Stock Equivalents or any OP Units, in each case to any Person other than any Borrower or any Guarantor.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage Note" shall mean a duly authorized, executed and delivered promissory note, which promissory note (i) is secured by a first priority mortgage lien encumbering a Hotel that is owned or leased pursuant to a ground lease by the obligor under such promissory note, (ii) is not in default beyond applicable notice and cure periods, (iii) bears cash interest after the Restatement Effective Date at minimum rate of at least 7% per annum and is payable at least quarterly and (iv) is not an obligation of the Borrower, any Guarantor, any of their Subsidiaries or any Unconsolidated Entity.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA subject to Title IV of ERISA.

          "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to
Section 3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

          "Net Sale Proceeds" shall mean for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any Asset Sale, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by any of the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by Patriot REIT's or Wyndham's consolidated group with respect to the fiscal year in which the sale occurs or deferred payment is received as a result of such sale; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrowers determine in good faith should be reserved for post-closing adjustments (including indemnification payments) (to the extent the Borrower delivers to the Lenders a certificate signed by an Authorized Financial Officer of such Borrower officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than one year following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by any Borrower, any Guarantor or any of their respective Subsidiaries shall constitute Net Sale Proceeds on such date received by any Borrower, any Guarantor and/or any of their respective Subsidiaries from such sale, lease, transfer or other disposition. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by any Borrower, any Guarantor or any of their respective Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

          "New Construction" shall mean any of the following: (i) the construction of any new Hotels, (ii) any conversion of any property to Hotel use, or (iii) the addition of rooms to any

Hotel which requires such Hotel to shut down for any period of time or which increases the number of rooms of such Hotel by 50% or more.

          "New Lender" shall mean each of the Persons Listed on Schedule I that is not an Original Lender.

          "Non-Credit Party Subsidiary" shall mean, (i) with respect to any Subsidiary of the Borrowers or the Guarantors in existence on the Restatement Effective Date, each Subsidiary listed on Schedule VIII hereto and designated as a Non-Credit Party Subsidiary therein, and (ii) with respect to any Subsidiary of the Borrowers or Guarantors acquired or created after the Restatement Effective Date, each Subsidiary which the Arrangers reasonably determine, at the time of such acquisition or creation, to be excluded from the requirement of becoming a Guarantor under Section 9.14.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Non-Pledgor Credit Party Subsidiary" shall mean (i) with respect to any Subsidiary of the Borrowers or the Guarantors in existence on the Restatement Effective Date, each Subsidiary listed on Schedule VIII hereto and designated as a Non-Pledgor Credit Party Subsidiary therein, and (ii) with respect to any Subsidiary acquired or created after the Restatement Effective Date, each Subsidiary which the Arrangers reasonably determine at the time of such acquisition, to be excluded from the requirement of becoming a Pledgor Credit Party under Section 9.14.

          "Non-Recourse Indebtedness" shall mean Indebtedness with respect to which no portion is guaranteed by, and no recourse claim (other than claims in respect of customary indemnities and non-recourse carveouts) can be made against, any Borrower, any Guarantor or any of their respective Subsidiaries.

          "Non-Strategic Assets" shall mean any Hotel which is not branded under a proprietary brand of Patriot REIT or Wyndham, except that the Wyndham Franklin Plaza shall be included in this definition of Non-Strategic Assets.

          "Note" shall mean each Tranche I Term Note, each Tranche II Term Note, each Tranche III Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 380 Madison Avenue, 10th Floor, New York, New York 10017, Attention:
Fred Hammer, with a copy to One Chase Manhattan Plaza, Agency Plus, 8th Floor, New York, New York 10081, Attention:

Daniella Cassognol, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, any Arranger or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "OECD" shall mean the Organization for Economic Cooperation and Development.

          "OP Units" shall mean and include Patriot OP Units and Wyndham Partnership OP Units.

          "Operating Account" shall have the meaning provided in Section 8.14.

          "Operating Lease" shall mean a lease or sublease relating to all or substantially all of any Hotel, between any Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Entities, as lessor, and an Operator, substantially in the form approved by the Administrative Agent.

          "Operator" shall mean and include each Affiliated Operator and each Third Party Operator.

          "Original Credit Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Original Lenders" shall mean the Original Revolver Lenders and the Original Term Lenders.

          "Original Letters of Credit" shall mean the letters of credit previously issued under the Original Revolving Credit Agreement and listed on
Schedule IX hereto.

          "Original Loans" shall mean the "Loans" under, and as defined in, the Original Credit Agreements.

          "Original Revolver Effective Date" shall mean the Effective Date under, and as defined in, the Original Revolving Credit Agreement.

          "Original Revolver Lenders" shall mean each Person which was a Lender under, and as defined in, the Original Revolving Credit Agreement.

          "Original Revolving Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Original Term Lenders" shall mean each Person which was a Lender under, and as defined in, the Original Term Loan Agreement.

          "Original Term Loan Agreement" shall have the meaning provided in the second WHEREAS clause of this Agreement.

          "Original Term Loans" shall mean the Loans under, and as defined in, the Original Term Loan Agreement.

          "Other Hedging Agreement" shall mean foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Paine Webber" shall mean Paine Webber Real Estate Securities Inc. in its individual capacity.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Patriot OP" shall have the meaning set forth in the first paragraph of this Agreement.

          "Patriot OP Units" shall mean the partnership units of Patriot OP.

          "Patriot REIT" shall have the meaning set forth in the first paragraph of this Agreement.

          "Patriot REIT Net Income" shall mean (i) net income of Patriot REIT, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent not accounted for in clause (i), net income of each of Patriot REIT's Unconsolidated Entities times the applicable Allocation Percentage.

          "Payment Office" shall mean the office of the Administrative Agent located at 380 Madison Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and (v) such other similar items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Equity Swaps" shall mean all agreements which are satisfactory to each of the Arrangers and are substantially similar to the equity stock agreements to which Patriot REIT is a party on the Restatement Effective Date, copies of which have been provided to the Administrative Agent; provided, that all such equity stock agreements entered into after the Restatement Effective Date shall be Permitted Equity Swaps only to the extent such agreements by their terms may only be settled in stock.

          "Permitted Liens" shall have the meaning provided in Section 9.06.

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or ERISA Affiliates, and each such plan for the five-year period immediately following the latest date on which the Borrower or any of its Subsidiaries or ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning as provided in Section 5.06 of this Agreement.

          "Pledgor Credit Party" shall mean (i) on the Restatement Effective Date, Patriot REIT and each of its Domestic Subsidiaries in existence on the Restatement Effective Date other than any Subsidiary listed on Schedule VIII and designated a "Non-Pledgor Credit Party Subsidiary" therein, (ii) on the Restatement Effective Date, Wyndham and each of its Domestic Subsidiaries in existence on the Restatement Effective Date other than any Subsidiary listed on
Schedule VIII and designated a "Non-Pledgor Credit Party Subsidiary" therein, and (iii) at any time, any other Domestic Subsidiary of Patriot REIT or Wyndham created or acquired after the Restatement Effective Date excluding any Subsidiary reasonably designated by the Arrangers to be a Non-Pledgor Credit Party Subsidiary.

          "Pricing Leverage Ratio" shall mean the ratio, for any Test Period, of
(i) the Total Indebtedness for such Test Period to (ii) Total Adjusted EBITDA for such Test Period, calculated on a Pro Forma Basis.

          "Principal Balance" shall mean the outstanding principal amount of the Loans.

          "Pro Forma Basis" shall mean, with respect to any incurrence of Indebtedness, issuance of preferred stock by Patriot REIT or Wyndham or acquisition of a Hotel (or the equity interest of the Person or Persons owning such Hotel), the calculation of the consolidated results of the Borrowers, the Guarantors and their respective Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness, issuance of preferred stock or acquisition (and all other Indebtedness incurred, other preferred stock issued or other such acquisition effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:

          (i) pro forma effect shall be given to (1) any Indebtedness incurred or preferred stock issued subsequent to the end of the Calculation Period and prior to the date of determination, (2) any Indebtedness incurred or preferred stock issued during such period to the extent such Indebtedness or preferred stock is outstanding at the date of determination and (3) any Indebtedness to be incurred or preferred stock to be issued on the date of determination, in each case as if such Indebtedness had been incurred or such preferred stock had been issued on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

          (ii) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

          (iii) except as provided in preceding clause (ii), there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the date of determination;

          (iv) there shall be excluded from preferred stock dividends any preferred stock dividends related to any preferred stock issued or outstanding during such Calculation Period or thereafter but that is not outstanding or is to be redeemed on the date of determination; and

          (v) pro forma effect shall be given to all sales and acquisitions of Hotels that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period, provided that in connection with any such acquisitions, pro forma effect (for periods prior to such acquisition) shall be given to the management fees payable pursuant to the respective Management Agreement as if such management fees had been payable throughout the Calculation Period.

          "Projections" shall have the meaning provided in Section 5.11.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recourse Secured Indebtedness" shall mean Indebtedness which is secured or collateralized by any asset of, and all or a portion of which is guaranteed by, or for which a recourse claim (other than claims in respect of customary indemnities and non-recourse carveouts) may be made against, any Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Entities, excluding any such Indebtedness existing on the Restatement Effective Date not to exceed $100,000,000 in aggregate principal amount .

          "Recovery Event" shall mean the receipt by any Borrower, any Guarantor or any of their respective Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of any Borrower, any Guarantor or any of their respective Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of any Borrower, any Guarantor or any of their respective Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Single Employer Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted RL Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Restatement Effective Date, Term Loan Commitments) of Non-Defaulting Lenders and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Adjusted RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Restatement Effective Date" shall have the meaning provided in
Section 13.10

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, for each RL Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean July 18, 2000.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RL Lender" shall mean at any time each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "S&P" shall mean Standard & Poor's Ratings Services.

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning provided in the Pledge Agreement.

          "Secured Indebtedness Ratio" shall mean, on any date, the ratio of (i) Total Secured Indebtedness on such date to (ii) Total Adjusted EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Secured Indebtedness Ratio shall be made on a Pro Forma Basis.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Management" shall mean with respect to any Person, any of the Chairman of the Board of Directors, the President, the Chief Financial Officer and the Treasurer of such Person, provided, that the Senior Management of the Borrowers and Wyndham shall in any event include Paul A. Nussbaum, James D. Carreker, William W. Evans, III and Lawrence Jones for so long as such individuals are employed by any Borrower or any Guarantor.

          "Single Employer Plan" shall have the meaning set forth in Section
7.10.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Status" shall mean the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status, Level VIII Status or Level IX Status, as the case may be;

          "Level I Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of A- or better from S&P or A3 or better from Moody's;

          "Level II Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of BBB+ from S&P or Baa1 from Moody's; and

          "Level III Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of BBB from S&P or Baa2 from Moody's;

          "Level IV Status" exists on any date if, on such date, Patriot REIT has received and maintained a long-term senior unsecured actual or implied debt rating of BBB- from S&P or Baa3 from Moody's;

          "Level V Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the Pricing Leverage Ratio is less than 3.5:1.0;

          "Level VI Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the Pricing Leverage Ratio is equal to or greater than 3.5:1.0 but less than 4.0:1.0;

          "Level VII Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the Pricing Leverage Ratio is equal to or greater than 4.0:1.0 but less than 4.5:1.0;

          "Level VIII Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the Pricing Leverage Ratio is equal to or greater than 4.5:1.0 but less than 5.0:1.0;

          "Level IX Status" exists on any date if, on such date (x) none of Level I Status through Level IV Status exist and (y) the Pricing Leverage Ratio is equal to or greater than 5.0:1.0;

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrowers shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long term senior unsecured actual or implied debt ratings of Patriot REIT by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status; and (iii) if the long term senior unsecured actual or implied debt ratings of Patriot REIT by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status.

          "Stock" shall mean shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

          "Stock Equivalents" shall mean all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent appointed pursuant to Section 12.09.

          "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrowers) that the primary syndication (and resultant addition of institutions as Lenders pursuant to Section 13.04) has been completed.

          "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean Chase.

          "Swingline Loan" shall have the meaning provided in Section 1.01(f).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Tangible Net Worth" shall mean, without duplication, (a) the sum of
(i) the shareholders' equity of Patriot REIT and Wyndham on a combined basis in accordance with GAAP, and (ii) the value of all OP Units owned by Persons other than Patriot REIT or Wyndham, or Wholly-Owned Subsidiaries thereof minus (b) the sum of all Intangible Assets (net of accumulated amortization) of the Borrowers and the Guarantors, each as shown on the balance sheets of Patriot REIT and Wyndham on a Company Combined Basis as of such date.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall mean each Tranche I Term Loan, Tranche II Term Loan, Tranche III Term Loan and Tranche B Term Loan.

          "Term Loan Commitment" shall mean each Tranche II Term Loan Commitment, Tranche III Term Loan Commitment and Tranche B Term Loan Commitment, with the Term Loan Commitment of any Lender at any time to equal the sum of its Tranche II Term Loan Commitment, Tranche III Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

          "Test Period" shall mean (i) for any determination (other than a determination of the Total Interest Coverage Ratio or the Fixed Charge Coverage Ratio, which determinations shall in all cases be made pursuant to clause (ii) of this definition) made on and prior to March 31, 1999, the four consecutive Fiscal Quarters then last ended calculated on a Pro Forma Basis on the last day of such Test Period (in each case taken as one accounting period), and (ii) for any determination made thereafter, the four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

          "Third Party Operating Lease" shall mean an Operating Lease with a Third Party Operator or an Affiliate of such Person and which Operating Lease is satisfactory to the Administrative Agent with respect to (i) the term thereof,
(ii) the rent and fees payable thereunder, (iii) the termination rights thereunder and (iv) the lessee thereunder (including the ability of such Person to assign its obligations).

          "Third Party Operator" shall mean either a lessee under an Operating Lease or an Affiliate of such Person which operates the respective Hotel, which is not Patriot REIT, Wyndham or any of their respective Subsidiaries.

          "Total Adjusted EBITDA" shall mean, for any period, the product of (a) EBITDA of Patriot REIT and its Subsidiaries and Unconsolidated Entities and Joint Ventures, Wyndham and its Subsidiaries and Unconsolidated Entities and Joint Ventures, all on a combined basis in accordance with GAAP for such period
(b) multiplied, in the case of each such Person, by the Allocation Percentage applicable to such Person; provided, that if the Allocation Percentage applicable to such Person is less than 20%, then, notwithstanding anything to the contrary contained in this definition, the portion of Total Adjusted EBITDA attributable to such Person shall be the amount of such Person's EBITDA actually received by a Credit Party during such period.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders.

          "Total Indebtedness" shall mean the sum (without duplication) of all Indebtedness of the Borrowers and the Guarantors, plus the Allocation Percentage of Indebtedness of all of the respective Subsidiaries and Unconsolidated Entities of such Persons, determined on a Company Combined Basis (adjusted to exclude the portion of Indebtedness of Subsidiaries and Unconsolidated Entities in excess of the Allocation Percentages of such Persons' Indebtedness); provided, that if the Allocation Percentage applicable to such Subsidiary or Unconsolidated Entity is less than 20%, then, notwithstanding anything to the contrary contained in this definition, none of the Indebtedness of such Subsidiary or Unconsolidated Entity which is non-recourse to any Borrower or Guarantor shall be included in Total Indebtedness.

          "Total Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Total Adjusted EBITDA for such Test Period to (ii) Total Interest Expense for such Test Period.

          "Total Interest Expense" shall mean the sum of the total interest expense in respect of Total Indebtedness for such period determined in conformity with GAAP.

          "Total New Commitments" shall mean, at any time, the sum of the Tranche II Term Loan Commitments, the Tranche III Term Loan Commitments and the Tranche B Term Loan Commitments of each of the Lenders.

          "Total Recourse Secured Indebtedness" shall mean any portion of Total Secured Indebtedness all or any portion of which is guaranteed by, or for which a recourse claim (other than claims in respect of customary indemnities and non-recourse carveouts) can be made against the Borrowers, the Guarantors and their respective Subsidiaries and Unconsolidated Entities.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

          "Total Secured Indebtedness" shall mean for any period any portion of Total Indebtedness, excluding the Obligations under this Agreement, which is secured or collateralized by any asset of the obligor thereunder.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche II Term Loan Commitment, Total Tranche III Term Loan Commitment and Total Tranche B Term Loan Commitment.

          "Total Tranche II Term Loan Commitment" shall mean, at any time, the sum of the Tranche II Term Loan Commitments of each of the Lenders.

          "Total Tranche III Term Loan Commitment" shall mean, at any time, the sum of the Tranche III Term Loan Commitments of each of the Lenders.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being six separate Tranches, i.e., Tranche I Term Loans, Tranche II Term Loans, Tranche III Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

          "Tranche I Term Lenders" shall mean (i) on or prior to the Restatement Effective Date, the Original Term Lenders, and (ii) after the Restatement Effective Date, each Lender with
Tranche I Term Loans outstanding hereunder.

          "Tranche I Term Loan" shall have the meaning provided in Section 1.01(b).

          "Tranche I Term Loan Maturity Date" shall mean January 31, 1999.

          "Tranche I Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche II Term Loan" shall have the meaning provided in Section 1.01(c).

          "Tranche II Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Tranche II Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Tranche II Term Loan Maturity Date" shall mean March 31, 1999.

          "Tranche II Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche III Term Loan" shall have the meaning provided in Section 1.01(d).

          "Tranche III Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Tranche III Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

          "Trance III Term Loan Maturity Date" shall mean March 31, 2000.

          "Tranche III Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(e).

          "Tranche B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Tranche B Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 13.04(b).

          "Tranche B Term Loan Maturity Date" shall mean March 31, 2003.

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

          "Treasury Regulation" shall mean regulations promulgated under the Code.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unconsolidated Entity" shall mean, with respect to any Person, at any date, any other Person (excluding any Excluded Unconsolidated Entity) in whom such Person holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

          "Unencumbered" shall mean, with respect to any Hotel, Operating Lease or to Management Agreements, other management agreements, franchise agreements or time share agreements, at any date of determination, the circumstance that such Hotel or such agreement, as the case may be, on such date:

          (a) is not subject to any Liens (including restrictions on transferability or assignability, other than commercially reasonable restrictions in the organizational documents of any Subsidiary of a Borrower or Guarantor which do not prohibit such Subsidiary from disposing or realizing the value of, any Hotel owned by it, or the Stock or other form of ownership of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of any Borrower, any Guarantor or any of their respective Subsidiaries)) other than Permitted Liens, and, in the case of any ground lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such ground lease;

          (b) (x) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of any Borrower, any

     Guarantor or any of their respective Subsidiaries) which prohibits or limits the ability of such Person to create, incur, assume or suffer to exist any Lien upon such Hotel or such agreement, as the case may be, other than Permitted Liens (excluding any agreement or organizational document
     (x) which limits generally the amount of Indebtedness which may be incurred by such Person or (y) which limits the amount of obligations secured by Liens upon such Hotel in a manner which would not prohibit a Lien securing Obligations in an amount equal to such Person's pro rata share of the value of such Hotel); and

          (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien, other than Permitted Liens, on such Hotel or such agreement, as the case may be, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause).

For the purposes of this Agreement, any Hotel owned by a Guarantor or a Subsidiary of a Borrower or Guarantor shall not be deemed to be Unencumbered unless both (i) such Hotel and (ii) all Stock or other form of ownership owned directly or indirectly by either Borrower in such Subsidiary or Guarantor, is Unencumbered.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

          "Unutilized Revolving Loan Commitment" with respect to any RL Lender, at any time, shall mean such RL Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such RL Lender and (ii) such RL Lender's Adjusted RL Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

          "W/C Loans" shall have the meaning provided in Section 1.01(a).

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time and (iii) any Subsidiary of Patriot REIT or Wyndham shall also be considered a Wholly-Owned Subsidiary of each such Person if (x) 100% of such Subsidiary's capital stock (other than director's qualifying shares) is at the time owned by both such Persons and/or one or more Wholly-Owned Subsidiaries of such Persons and (y) if such Subsidiary is a partnership, limited liability company, association, joint venture or any other noncorporate entity, both such Persons and/or one or more Wholly-Owned Subsidiaries of such Persons have a 100% equity interest in such Subsidiary at such time.

          "Wyndham" shall mean Wyndham International, Inc., a Delaware corporation.

          "Wyndham Partnership" shall mean Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership.

          "Wyndham Partnership OP Units" shall mean the partnership units of Wyndham Partnership.

          SECTION 12. The Agents.

          12.01 Appointment. The Lenders hereby designate Chase as Administrative Agent to act as specified herein and in the other Credit Documents (for purposes of this Section 12, the term "Administrative Agent" shall mean Chase in its capacity as Administrative Agent hereunder and Collateral Agent pursuant to the Pledge Agreement). The Lenders hereby designate Paine Webber as Syndication Agent to act as specified herein and in the other Credit Documents. Chase and Paine Webber are together referred to in such capacities as the Agents (which for purposes hereof shall also include CSI and Paine Webber in their capacity as Arrangers). Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent in vestigation of the financial condition and affairs of each Credit Party and each of their Subsidiaries in connection with the making and the continuance of the Loans, participation in Letters of Credit and the taking or not taking of any action in con nection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party and each of their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or issuance of Letters of Credit or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Credit Party or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Credit Party or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Borrowers or any other Credit Party).

          12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other

Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 Holders. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Removal of or Resignation by Either of the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Furthermore, in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Transferee as permitted by
Section 13.04(b) hereof, which Eligible Transferee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall offer to resign as Administrative Agent, which resignation shall become effective only if (i) the Required Lenders accept such resignation in writing within 20 Business Days after it has been tendered by the Administrative Agent, and (ii) so long as there exists no Event of Default at such time, any Borrower has given its consent with respect to the proposed successor Administrative Agent. If the Required Lenders do not timely accept such resignation, then the resignation offer shall be deemed withdrawn and the Administrative Agent shall continue as the Administrative Agent pursuant to the terms hereof unless the Administrative Agent has indicated in its notice that said resignation is intended to be irrevocable, in which case such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Each Agent may resign from the performance of all of its other functions and duties hereunder and/or under the other Credit Documents at any time by giving notice to any Borrower, the Administrative Agent and the Lenders. Such resignation shall take effect upon delivery of such notice. Furthermore, the Administrative Agent may be removed by the Required Lenders in the event that it has committed a willful breach of, or was grossly negligent in the performance of, its material obligations hereunder.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

          (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Agents (if one or more so agrees), or if there are no Agents or no Agent so agrees, then the Required Lenders, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          SECTION 13. Miscellaneous.

          13.01 Payment of Expenses, etc. (a) Each Borrower agrees that it shall, on a joint and several basis: (i) whether or not the transactions contemplated herein are consummated, and subject to the obligations of the Lender or the Arrangers to pay their own costs and expenses set forth in Section 8.02, pay all reasonable out-of-pocket costs and expenses of the Arrangers (including, without limitation, the reasonable fees and disbursements of White & Case LLP and, to the extent reasonably necessary, local counsel and environmental, engineering, real estate and insurance independent consultants retained by the Administrative Agent) in connection with the preparation, exe cution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Arrangers in connection with their primary syndication efforts with respect to this Agreement (except to the extent the Borrowers and the Arrangers otherwise agree) and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Arrangers and, following an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent, each Arranger, the Collateral Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not such Arranger or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against any Credit Party, any of its Subsidiaries or any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Arranger or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall jointly and severally make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          (b) Notwithstanding anything in paragraph (a) to the contrary, promptly after receipt by an indemnified person of notice of any loss, claim, damage or liability or the commencement or threat of any action or proceeding, such indemnified person shall, if a claim in respect thereof is to be made by such indemnified person against either Borrower pursuant to this Section 13.01, notify either Borrower in writing of the loss, claim, damage or liability or the commencement or threat of the action or proceeding; provided, however, that the failure to notify either Borrower shall not relieve either Borrower from any liability which it may have under this paragraph except to the extent that it has been materially prejudiced by such failure and, provided further, that the failure to notify either Borrower shall not relieve it from any liability which it may have to an indemnified person otherwise than under the indemnification provisions of this Section 13.01. If any such claim, action or proceeding shall be brought or threatened against an indemnified person, and such indemnified person shall notify either Borrower thereof, the Borrowers shall be entitled to participate therein and, to the extent that the Borrowers wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified person. In the event the Borrowers assume the defense of an indemnified person, neither Borrower may thereafter dispute its liability hereunder for any liability the defense of which the Borrowers have assumed which may be imposed upon an indemnified person in connection with such claim, action or proceeding; provided, however, the Borrowers shall give prompt notice of any election to assume or not assume the defense of any claim, action or proceeding. After notice from such Borrower to such indemnified person of its election to assume the defense of such claim, action or proceeding, the Borrowers shall not be liable to such indemnified person under this Section
13.01 for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof except as provided in the following sentence. The indemnified person shall have the right to employ separate counsel with respect to any such claim, action or proceeding and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified person unless: (i) the employment thereof has been specifically authorized by a Borrower in writing; or (ii) with respect to such claim, action or proceeding there is, in the reasonable opinion of the Arrangers, a material issue relevant to the business of the Arrangers or there is in the opinion of independent counsel, a conflict concerning any material issue between the position of the Borrowers and such indemnified person, in which case if such indemnified person notifies a Borrower in writing that such indemnified person elects to employ separate counsel at the expense of the Borrowers, the Borrowers shall not have the right to assume the defense of such claim, action or proceeding on behalf of such indemnified person; provided, however, that unless an actual or potential conflict exists between two or more indemnified persons, the Borrowers shall not be required to pay the fees and disbursements of more than one separate counsel for all indemnified persons. Nothing set forth herein is intended to or shall impair the right of any indemnified person to retain separate counsel at its own expense. Without the prior written consent of such indemnified person, neither the Borrowers nor any of their affiliates will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is an actual or potential party to such claim, action or proceeding) the defense of which has been assumed by the Borrowers in accordance with the terms of this Section 13.01 unless (a) the Borrowers shall have given each such indemnified person reasonable prior written notice thereof and used all reasonable efforts, after consultation with such indemnified person, to obtain an unconditional release of such indemnified person and each other indemnified person from all liability arising out of such claim, action, suit or proceedings, or (b) the Borrowers reaffirm in writing their indemnity obligations hereunder. As long as the Borrowers have complied with their obligations to defend and indemnify hereunder, they shall not be liable hereunder for any settlement made by such indemnified person or any other indemnified person without the Borrowers' consent.

          13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Borrower, at such Borrower's address specified opposite its signature below; if to any Arranger or Lender, at its address specified opposite its name on Schedule II; if to the Administrative Agent, at its Notice Office; and if to the Syndication Agent, at its address specified opposite its name below; or, as to any Borrower or any Arranger, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to either Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Arrangers and the Borrowers shall not be effective until received by the Arrangers or the Borrowers, as the case may be.

          13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, each Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders and (y) assign a constant, and not a varying, ratable percentage of all of the assigning Lender's Revolving Loan Commitment (and related outstanding Obligations hereunder) and outstanding principal amount of Term Loans, and all of its rights and obligations under this Agreement, to an Eligible Transferee, and, in the case of a partial assignment of such Revolving Loan Commitment and/or outstanding Term Loans, shall be in a minimum amount of $5,000,000 (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign its entire interest), and all assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit K, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Term Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or Term Loans, (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (v) upon the occurrence and continuance of an Event of Default, none of the restrictions on assignments contained in clause (y) above shall apply, provided, however, that while an Event of Default (other than an Event of Default that shall have required that the Administrative Agent shall have delivered a notice of the underlying Default) shall be continuing but prior to acceleration of the Loans, the applicable Lender shall give the Borrowers five (5) days' written notice by telecopy of its intention to assign any or all of its interest in this Agreement and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section
13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning

Lender prior to such assignment, then the Borrowers shall not be obligated to pay or reimburse such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Lender and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Lender from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Lender, that it shall be responsible for such amounts).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or Arranger or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and any Agent or Arranger or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or Arranger or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or Arranger or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit

Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders) ("GAAP"); provided that, (i) except as otherwise specifically provided herein, all computations determining compliance with Sections 9.08 through 9.12, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the annual financial statements first delivered to the Lenders pursuant to Section 8.01(b) and (ii) PAH Ravinia, Inc. and PAH Windwatch, L.L.C. shall be treated as Subsidiaries.

          (b) All computations of interest, Commitment Fees, and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Fees or other Fees are payable; provided, that the computation of interest payable on Base Rate Loans shall be made on the basis of a year of 365 days.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY

CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT OR ARRANGER UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) each Borrower, each Arranger, each New Lender, the Required Lenders (determined immediately before the occurrence of the Restatement Effective

Date and without giving effect thereto), the Administrative Agent and the Syndication Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5, 6 and 13.17 are met to the satisfaction of the Agents and the Required Lenders (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause
(i) of the immediately preceding sentence and upon the Arrangers' good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release any Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Sections 5, 6 and 13.17). The Administrative Agent will give any Borrower, each Arranger and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly modified thereby, (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date), or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of this Section 13.12, (iii) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Restatement Effective Date), (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (v) release any of Wyndham or Wyndham Partnership from its obligations as a Guarantor under this Agreement or any other Credit Document; provided further, that no such change, waiver, discharge or termination shall
(x) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (y) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, and
(z) without the consent of Chase or the respective Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit.

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), or by clause (i) of Section 13.12(c), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders (or, at the option of the Borrowers if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective nonconsenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided, that in any event the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          (c) In addition to the provisions of Section 13.12(a) above, no change, waiver, discharge or termination outlined therein shall, (i) without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly modified thereby, release all or substantially all of the Collateral (except as expressly provided in the Pledge Agreement) under the Pledge Agreement, (ii) without the consent of Chase or the respective Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (iii) without the consent of the Collateral Agent, amend modify or waive any provision relating to the rights or obligations of the Collateral Agent, (iv) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section
4.01 or 4.02 (excluding Section 4.02(b)) (although (x) the Majority Lenders of any Tranche may waive, in whole or in part, any portion of such prepayment, repayment or commitment reduction applicable to such Tranche, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered, (y) if additional Tranches of Term Loans are extended after the Restatement Effective Date with the consent of the Required Lenders as required above, such Tranches may be included on a pro rata basis (as is originally done with the Tranche I Term Loans, Tranche II Term Loans, Tranche III Term Loans and Tranche B Term Loans) in the various prepayments or repayments required pursuant to Sections 4.01 and 4.02 (excluding Section 4.02(b) and any section providing

Scheduled Repayments for any new Tranche of Term Loans)) or (v) without the consent of the Majority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Repayment applicable to such Tranche or, without the consent of the Majority Lenders of each Tranche, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Restatement Effective Date).

          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.06, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrowers (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to any Credit Party or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Agent or Arranger, (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or any interest therein by such Lender, and
(g) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or such professional advisor agrees to be bound by the provisions of this Section 13.15), provided that such prospective transferee agrees with such Lender to be subject to the provisions of this Section 13.15(a).

          (b) Each Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender), it being understood that for purposes of this Section 13.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Lender as well as any direct or indirect Subsidiary of such holding company.

          13.16 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. Each Borrower agrees, on a joint and several basis to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16, provided that the Borrowers shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent resulting solely from the gross negligence, willful misconduct or breach of agreement of the Administrative Agent.

          13.17 Addition of New Lenders, Amendment and Restatement of Original Credit Agreement. On and as of the occurrence of the Restatement Effective Date in accordance with Section 13.10, (a) each New Lender shall become a "Lender" under, and for all purposes of, this Agreement and the other Credit Documents, and (b) the Original Credit Agreements shall each be deemed to be amended and restated in their entirety, and superseded by to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

1950 Stemmons Freeway            PATRIOT AMERICAN
Suite 6001                         HOSPITALITY, INC.
Dallas, Texas  75207
Telephone No.:  (214) 863-1000
Telecopier No.: (214) 863-1527
Attention:  Lawrence Jones       By
                                   ----------------------------
                                   Name:
                                   Title:


1950 Stemmons Freeway            PATRIOT AMERICAN HOSPITALITY
Suite 6001                         PARTNERSHIP, L.P.,
Dallas, Texas  75207
Telephone No.:  (214) 863-1000
Telecopier No.: (214) 863-1527   By: PAH GP, INC., its General Partner
Attention:  Lawrence Jones

                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 CHASE SECURITIES INC., as an Arranger


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE CHASE MANHATTAN BANK
                                   Individually and as the
                                   Administrative Agent


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 PAINE WEBBER REAL ESTATE
                                   SECURITIES INC., Individually,
                                   as an Arranger and as the
                                   Syndication Agent


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 CREDIT LYONNAIS NEW YORK BRANCH
                                   Individually and as
                                   Documentation Agent


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 CITIBANK, N..A.,
                                   Individually and as Documentation Agent


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANKERS TRUST COMPANY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 NATIONSBANK OF TEXAS, N.A.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BAYERISCHE HYPOTHEKEN-UND
                                   WECHSEL-BANK
                                   AKTIENGESELLSCHAFT


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 SOCIETE GENERALE, SOUTHWEST
                                   AGENCY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANKBOSTON, N.A.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BARCLAYS BANK PLC


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 FIRST UNION NATIONAL BANK


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE TRAVELERS INSURANCE COMPANY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE BANK OF NOVA SCOTIA


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 PACIFIC LIFE INSURANCE COMPANY
                                   formerly known as Pacific
                                   Mutual Life Insurance Company


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 CIBC INC.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 DRESDNER BANK AG, NEW YORK
                                    BRANCH AND GRAND CAYMAN BRANCH


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANK ONE TEXAS, N.A.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANK UNITED


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 FIRST AMERICAN BANK TEXAS, SSB


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE SUMITOMO BANK, LIMITED


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD., NEW YORK BRANCH


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE TOYO TRUST & BANKING
                                   COMPANY, LTD.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANK HAPOALIM B.M.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 MERRILL LYNCH, PIERCE, FENNER &
                                   SMITH INCORPORATED


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 SUMMIT BANK


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 HIBERNIA NATIONAL BANK


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 ALLIED IRISH BANKS PLC


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 FIRST NATIONAL BANK OF COMMERCE


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 SIAM COMMERCIAL BANK PUBLIC
                                   COMPANY LIMITED NEW YORK
                                   AGENCY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED, NEW YORK BRANCH


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 HARTFORD LIFE AND ANNUITY
                                   INSURANCE COMPANY

                                 By: Hartford Investment Services, Inc., its
                                     Agent and Attorney-in-fact


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 BHF-BANK AKTIENGESELLSCHAFT

                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANK OF HAWAII


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 COMPAGNIE FINANCIERE DE CIC ET
                                   DE L'UNION EUROPEENNE


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 ERSTE BANK DER OESTERREICHISCHEN
                                   SPARKASSEN


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 DEUTSCHE BANK A.G. NEW YORK
                                   AND/OR CAYMAN ISLANDS BRANCHES


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 ARAB BANK PLC, GRAND CAYMAN
                                   BRANCH


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 MASSACHUSETTS MUTUAL LIFE
                                   INSURANCE COMPANY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 DEBT STRATEGIES FUND II, INC.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND, INC.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 VAN KAMPEN AMERICAN CAPITAL
                                   PRIME RATE INCOME TRUST


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 OAK HILL SECURITIES FUND, L.P.

                                 By: Oak Hill Securities GenPar, L.P.
                                     its General Partner

                                 By: Oak Hill Securities MGP, Inc.,
                                     its General Partner


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 ING HIGH INCOME PRINCIPAL
                                   PRESERVATION FUND HOLDINGS,
                                   LDC

                                 By: ING Capital Advisors, Inc.,
                                     as Investment Advisor


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 KZH-ING-2 CORPORATION


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 PRIME INCOME TRUST


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 OCTAGON LOAN TRUST

                                 By: Octagon Credit Investors, as manager.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 TORONTO DOMINION (TEXAS), INC.


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 FLOATING RATE PORTFOLIO

                                 By: Chancellor LGT Senior Secured
                                     Management, Inc., as Attorney-in-fact


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 PILGRIM AMERICA PRIME RATE TRUST


                                 By: Pilgrim America Investments, Inc.,
                                     as its Investment Manager


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 CRESCENT/MACH I PARTNERS, L.P.

                                 By: TCW Asset Management Company,
                                     its Investment Manager


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 ALLSTATE INSURANCE COMPANY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 ALLSTATE LIFE INSURANCE COMPANY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 BANKERS LIFE & CASUALTY
                                   INSURANCE COMPANY


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 ARES LEVERAGED INVESTMENT FUND, LP

                                 By: Ares Management, L.P., its General Partner


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 THE BANK OF NEW YORK
                                   as Trustee on behalf of NATS Loan Trust
                                   10 and not in its individual capacity


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                 BALANCED HIGH-YIELD FUND I LTD.,

                                 By: BHF-BANK Aktiengesellschaft,
                                     acting through its New York Branch,
                                     as attorney-in-fact


                                 By
                                   ----------------------------
                                   Name:
                                   Title:


                                 By
                                   ----------------------------
                                   Name:
                                   Title:

                                                                      SCHEDULE I

                                   COMMITMENTS

                                 Revolving                      Tranche II       Tranche III     Tranche B
                                   Loan          Original        Term Loan        Term Loan      Term Loan
Lender                          Commitment      Term Loans      Commitment       Commitment      Commitment
------                          ----------      ----------      ----------       ----------      ----------
The Chase Manhattan Bank     60,000,000.00    39,500,000.00    96,509,803.95   108,573,529.38  340,166,666.67
Paine Webber Real Estate     60,000,000.00    39,500,000.00    25,372,549.02    28,544,117.65   44,833,333.33
  Securities Inc.
Credit Lyonnais New York                                       16,000,000.00    18,000,000.00
  Branch
Citibank, N.A.               60,000,000.00    38,000,000.00    16,000,000.00    18,000,000.00
Bankers Trust Company        47,755,102.04    30,244,897.96    16,000,000.00    18,000,000.00
NationsBank of Texas, N.A.   58,000,000.00    37,000,000.00    13,647,058.82    15,352,941.18
Bayerische Hypotheken-Und    58,000,000.00    37,000,000.00    13,647,058.82    15,352,941.18
  Wechsel-Bank
  Aktiengesellschaft
Societe Generale,            58,000,000.00    37,000,000.00    13,647,058.82    15,352,941.18
  Southwest Agency
BankBoston, N.A.             58,000,000.00    37,000,000.00    13,647,058.82    15,352,941.18
Barclays Bank PLC                                              13,647,058.82    15,352.941.18
Westdeutsche Landesbank                                        13,647,058.82    15,352,941.18
  Girozentrale
First Union National Bank                                      11,764,705.88    13,235,294.12
The Travelers Insurance                                        11,764,705.88    13,235,294.12
  Company
The Bank of Nova Scotia      12,244,897.96     7,755,102.04    11,764,705.88    13,235.294.12
Pacific Life Insurance       73,000,000.00    17,000,000.00
  Company
CIBC Inc.                    55,000,000.00    20,000,000.00     9,411,764.71    10,588,235.29
Dresdner Bank AG, New York   40,000,000.00    10,000,000.00
  Branch and Grand Cayman
  Branch
Bank One Texas, N.A.         35,000,000.00
Bank United                  35,000,000.00
First American Inc. Bank     25,000,000.00
  Texas, SSB
The Sumitomo Bank, Limited   20,000,000.00
The Long-Term Credit Bank    20,000,000.00
  of Japan, Ltd., New York
  Branch
The Toyo Trust & Banking     20,000,000.00
  Company, Ltd.
Bank Hapoalim B.M.           20,000,000.00
Merrill Lynch, Pierce,       20,000,000.00
  Fenner & Smith
  Incorporated
Summit Bank                  20,000,000.00
Hibernia National Bank       20,000,000.00
Allied Irish Banks PLC,      10,000,000.00
  Cayman Islands Branch
First National Bank of       10,000,000.00
  Commerce
Siam Commercial Bank          5,000,000.00
  Public Company Limited,
  New York Agency
The Industrial Bank of                                          9,411,764.71    10,588,235.29
  Japan, Limited, New York
  Branch
Hartford Life and Annuity                                       9,411,764.71    10,588.235.29
  Insurance Company
BHF-Bank Aktiengesellschaft                                     7,058,823.53     7,941,176.47

                                                                      Schedule I
                                                                          Page 2

                                 Revolving                      Tranche II       Tranche III     Tranche B
                                   Loan          Original        Term Loan        Term Loan      Term Loan
Lender                          Commitment      Term Loans      Commitment       Commitment      Commitment
------                          ----------      ----------      ----------       ----------      ----------
Bank of Hawaii                                                  4,705,882.35     5,294,117.65
Compagnie Financiere de                                         9,411,764.71    10,588,235.29
  CIC et de L'Union
  Europeenne
Erste Bank Der                                                  7,058,823.53     7,941,176.47
  Oesterreichischen
  Sparkassen
Deutsche Bank A.G., New                                         9,411,764.71    10,588,235.29
  York and/or Cayman
  Islands Branches
Arab Bank PLC, Grand                                            4,705,882.35     5,294,117.65
  Cayman Branch
Massachusetts Mutual Life                                       9,411,764.71    10,588,235.29
  Insurance Company
Debt Strategies Fund II,                                                                        15,000,000.00
  Inc.
Merrill Lynch Senior                                                                            20,000,000.00
  Floating Rate Fund, Inc.
Van Kampen American                                             5,882,352.94     6,617,647.06   25,000,000.00
  Capital Prime Rate
  Income Trust
Oak Hill Securities Fund,                                                                       40,000,000.00
  L.P.
ING High Income Principal                                       2,352,941.18     2,647,058.83   10,000,000.00
  Preservation Fund
  Holdings, LDC
KZH-ING-2 Corporation                                           2,352,941.17     2,647,058.82   10,000,000.00
Prime Income Trust                                              3,529,411.76     3,970,588.24   15,000,000.00
Octagon Loan Trust                                              3,529,411.76     3,970,588.24   15,000,000.00
Toronto Dominion (Texas),                                       2,205,882.35     2,481,617.65   9,375,000.00
  Inc.
Floating Rate Portfolio                                         1,323,529.41     1,488,970.59    5,625,000.00
Pilgrim America Prime Rate                                      4,705,882.35     5,294,117.65   10,000,000.00
  Trust
Crescent/Mach  I  Partners,                                                                      5,000,000.00
  L.P.
Allstate Insurance Company                                                                       5,000,000.00
Allstate Life Insurance                                                                          5,000,000.00
  Company
Bankers Life & Casualty                                                                         10,000,000.00
  Insurance Company
Ares Leveraged Investment                                                                       10,000,000.00
  Fund, L.P.
The Bank of New York, as                                        7,058,823.53     7,941,176.47
  Trustee on behalf of
  Nats Loan Trust 10
Balanced High-Yield Fund I                                                                       5,000,000.00
  Ltd.
                             ____________     ____________     _____________    _____________   _____________

Total                      $900,000,000.00  $350,000,000.00  $400,000,000.00  $450,000,000.00 $600,000,000.00

                                                                     SCHEDULE II

The Chase Manhattan Bank             380 Madison Avenue
                                     New York, New York  10017
                                     Telephone No.: (212) 622-3250
                                     Telecopier No.: (212) 622-3395
                                     Attention:  Mr. Fred Hammer

Paine Webber Real Estate             1285 Avenue of the Americas
  Securities Inc.                    19th Floor
                                     New York, New York  10019
                                     Telephone No.: (212) 713-2000
                                     Telecopier No.: (212) 713-7949
                                     Attention:  Mr. Christopher S. Johnson

Credit Lyonnais New York Branch      1301 Avenue of the Americas
                                     New York, NY  10019
                                     Telephone No.: (212) 261-7743
                                     Telecopier No.: (212) 261-7532
                                     Attention:  Ms. Judy Greenlee

Citibank, N.A.                       399 Park Avenue
                                     New York, New York  10043
                                     Telephone No.: (212) 559-6635
                                     Telecopier No.: (212) 935-2019
                                     Attention:  Mr. Jeff Warner

                                     with a copy to:

                                     Citicorp Real Estate Legal
                                     599 Lexington Avenue
                                     New York, New York  10044
                                     Attention:  Group General Counsel

Bankers Trust Company                130 Liberty Street
                                     New York, New York  10006
                                     Telephone No.: (212) 250-2550
                                     Telecopier No.: (212) 669-0743
                                     Attention:  Mr. Garrett Thelander

                                                                     Schedule II
                                                                          Page 2

NationsBank of Texas, N.A.           901 Main Street, 51st Plaza
                                     Dallas, Texas  75202-3714
                                     Telephone No.: (214) 508-1562
                                     Telecopier No.: (214) 508-0085
                                     Attention:  Mr. Anthony Fertitta

Bayerische Hypotheken-Und            HYPO Bank
Wechsel-Bank Aktiengesellschaft      32 Old Slip
                                     New York, NY  10005
                                     Telephone No.: (212) 440-0848
                                     Telecopier No.: (212) 440-0824
                                     Attention:  Ms. Margaret Boomers

Societe Generale, Southwest Agency   Trammell Crow Center, Suite 4900
                                     2001 Ross Avenue
                                     Dallas, Texas  75201
                                     Telephone No.: (214) 979-2774
                                     Telecopier No.: (214) 979-2727
                                     Attention:  Mr. Thomas K. Day

BankBoston, N.A.                     115 Perimeter Center Place, N.E.,
                                     Suite 500
                                     Atlanta, Georgia  30346
                                     Telephone No.: (770) 390-6583
                                     Telecopier No.: (770) 390-8434
                                     Attention:  Mr. John T. Pearson

Barclays Bank PLC                    222 Broadway
                                     8th Floor
                                     New York, NY 10038
                                     Telephone No.: (212) 412-2620
                                     Telecopier No.: (212) 412-7600
                                     Attention:  Ms. Jessica Donahue

                                                                     Schedule II
                                                                          Page 3

Westdeutsche Landesbank Girozentrale 1211 Avenue of the Americas
                                     25th Floor
                                     New York, NY 10036-8701
                                     Telephone No.: (212) 852-6135
                                     Telecopier No.: (212) 921-5947
                                     Attention:  Mr. Mark Lanspa

First Union National Bank            301 South College Street, TW10
                                     One First Union Center
                                     Charlotte, NC  28288
                                     Telephone No.: (704) 383-0530
                                     Telecopier No.: (704) 383-0202
                                     Attention:  Mr. Charles Edmondson

The Travelers Insurance Company      One Tower Square, 9PB
                                     205 Columbus Blvd.
                                     Hartford, CT  06183
                                     Telephone No.: (860) 277-1877
                                     Telecopier No.: (860) 954-1186
                                     Attention:  Ms. Susan E.D. Neuberg

                                     and

                                     388 Greenwich Street
                                     New York, NY  10013
                                     Telephone No.: (212) 816-7199
                                     Telecopier No.: (212) 816-8577
                                     Attention:  Ms. Carmen Somarriba

The Bank of Nova Scotia              One Liberty Plaza
                                     New York, NY  10006
                                     Telephone No.: (212) 225-5158
                                     Telecopier No.: (212) 225-5166
                                     Attention:  Mr. Bruce Ferguson

Pacific Life Insurance Company       700 Newport Center Drive
                                     Newport Beach, California  92660
                                     Telephone No.: (714)721-5447
                                     Telecopier No.: (714) 721-5174
                                     Attention:  Mr. T. Anthony Premer

                                                                     Schedule II
                                                                          Page 4

CIBC INC.                            CIBC Oppenheimer Corp.
                                     425 Lexington Avenue, 8th Floor
                                     New York, New York  10017
                                     Telephone No.: (212) 856-3564
                                     Telecopier No.: (212) 856-3991
                                     Attention:  Ms. Cheryl Root

                                     with a copy to:

                                     CIBC Oppenheimer Corp.
                                     350 South Grand Avenue, Suite 2600
                                     Two California Plaza
                                     Los Angeles, California  90071
                                     Telephone No.: (213) 617-6245
                                     Telecopier No.: (213) 346-0157
                                     Attention:  Mr. Dean J. Decker

Dresdner Bank AG, New York Branch    75 Wall Street
and Grand Cayman Branch              New York, NY  10005-2889
                                     Telephone No.: (212) 429-2657
                                     Telecopier No.: (212) 429-2781
                                     Attention:  Mr. Neil Crawford

Bank One Texas, N.A.                 1717 Main Street
                                     Dallas, Texas  75201
                                     Telephone No.: (214) 290-3146
                                     Telecopier No.: (214) 290-2275
                                     Attention:  Mr. Eddie V. Hodges, Jr.

Bank United                          3200 Southwest Freeway, Suite 1900
                                     Houston, Texas  77027
                                     Telephone No.: (713) 543-6954
                                     Telecopier No.: (713) 543-7927
                                     Attention:  Mr. Mario Chiodetti

First American Bank Texas, SSB       14651 Dallas Parkway, Suite 400
                                     Dallas, Texas  75240-7479

                                                                     Schedule II
                                                                          Page 5

                                     Telephone No.: (972) 419-3414
                                     Telecopier No.: (972) 419-3308
                                     Attention:  Mr. Jeffrey C. Schultz

The Sumitomo Bank, Limited           233 South Wacker Drive, Suite 4800
                                     Chicago, Illinois  60606-6448
                                     Telephone No.: (312) 876-7796
                                     Telecopier No.: (312)876-6436
                                     Attention:  Mr. James Horvath

The Long-Term Credit Bank            165 Broadway, 50th Floor
of Japan, Ltd., New York             New York, New York  10006
Branch                               Telephone No.: (212) 335-4562
                                     Telecopier No.: (212) 608-3058
                                     Attention:  Mr. Kenji Kondo

The Toyo Trust & Banking Company,    444 South Flower Street
Ltd.                                 Suite 2550
                                     Los Angeles, California  90071
                                     Telephone No.: (213) 236-1543
                                     Telecopier No.: (213) 624-5874
                                     Attention:  Mr. Jeff Dragovich

Bank Hapoalim B.M.                   1177 Avenue of the Americas
                                     New York, New York  10036
                                     Telephone No.: (212) 782-2177
                                     Telecopier No.: (212) 782-2187
                                     Attention:  Ms. Laura Anne Raffa

Merrill Lynch, Pierce, Fenner &      World Financial Center
Smith Incorporated                   North Tower
                                     New York, New York  10281
                                     Telephone No.: (212) 449-1000
                                     Telecopier No.: (212) 449-8230
                                     Attention:  Mr. Brian O'Callahan

Summit Bank                          750 Walnut Avenue

                                                                     Schedule II
                                                                          Page 6

                                     Cranford, New Jersey  07016
                                     Telephone No.: (732) 709-6079
                                     Telecopier No.: (732) 709-6435
                                     Attention:  Mr. Gregory Haines

Hibernia National Bank               313 Carondelet Street, 14th Floor
                                     New Orleans, Louisiana  70130
                                     Telephone No.: (504) 533-5742
                                     Telecopier No.: (504) 533-2042
                                     Attention:  Mr. Randy Crochet

Allied Irish Banks PLC, Cayman       405 Park Avenue
Islands Branch                       New York, New York  10022
                                     Telephone No.: (212) 339-8018
                                     Telecopier No.: (212) 339-8008
                                     Attention:  Ms. Marcia Meeker

                                     with a copy to:

                                     Rogers & Wells
                                     200 Park Avenue
                                     New York, NY  10166
                                     Telephone No.: (212) 878-8020
                                     Telecopier No.: (212) 878-8375
                                     Attention:  Ms. Barbara Goodstein, Esq.

First National Bank of Commerce      201 St. Charles Avenue
                                     New Orleans, LA 70170
                                     Telephone No.: (504) 561-1493
                                     Telecopier No.: (504) 561-1738
                                     Attention: Honore Aschaffenburg

Siam Commercial Bank                 One Exchange Plaza
Public Company Limited,              55 Broadway, 8th Floor
New York Agency                      New York, NY  10006
                                     Telephone No.: (212) 208-9303
                                     Telecopier No.: (212) 747-0106
                                     Attention:  Mr. John Bishop

The Industrial Bank of Japan,        1251 Avenue of the Americas
Limited, New York Branch             32nd Floor
                                     New York, NY  10020-1104
                                     Telephone No.: (212) 282-3440

                                                                     Schedule II
                                                                          Page 7

                                     Telecopier No.: (212) 282-4488
                                     Attention:  Mr. John Veltri

Hartford Life and Annuity Insurance  Hartford Investment Services, Inc.
Company                              55 Farmington Avenue
                                     Hartford, CT  06105
                                     Telephone No.: (860) 297-6727
                                     Telecopier No.: (860) 297-8884
                                     Attention:  Mr. Rick Conway


BHF-Bank Aktiengesellschaft          New York Branch
                                     590 Madison Avenue
                                     New York, NY  10022-2540
                                     Telephone No.: (212) 756-5937
                                     Telecopier No.: (212) 756-5536
                                     Attention:  Ms. Catherine Hickey

Bank of Hawaii                       1850 North Central Avenue
                                     Suite 400
                                     Phoenix, AZ 85004
                                     Telephone No.: (602) 257-2235
                                     Telecopier No.: (602) 257-2489
                                     Attention:  Ms. Brenda Testerman

Compagnie Financiere de CIC et de    520 Madison Avenue
L'Union Europeenne                   37th Floor
                                     New York, NY 10022
                                     Telephone No.: (212) 715-4427
                                     Telecopier No.: (212) 715-4535
                                     Attention:  Mr. Marcus Edwards

Erste Bank der Oesterreichischen     280 Park Avenue
Sparkassen                           West Building
                                     New York, NY  10017
                                     Telephone No.: (212) 984-5630
                                     Telecopier No.: (212) 984-5627
                                     Attention:  Mr. John Runnion

Deutsche Bank A.G., New York and/or  31 West 52nd Street

                                                                     Schedule II
                                                                          Page 8

Cayman Islands Branches              New York, NY 10019
                                     Telephone No.: (212) 474-8205
                                     Telecopier No.: (212) 474-8212
                                     Attention: Mr. Thomas Foley

Arab Bank PLC                        520 Madison Avenue
                                     2nd Floor
                                     New York, NY 10022
                                     Telephone No.: (212) 715-9712
                                     Telecopier No.: (212) 593-4632
                                     Attention: Mr. Khanh Vuong

Massachusetts Mutual Life Insurance  1295 State Street
Company                              Springfield, MA  01111-0001
                                     Telephone No.: (413) 744-7601
                                     Telecopier No.: (413) 744-6123
                                     Attention:  Mr. Robert Little

Debt Strategies Fund II, Inc.        800 Scudders Mill Road
c/o Merrill Lynch Asset Management   Plainsboro, NJ  08536
                                     Telephone No.: (609) 282-2059
                                     Telecopier No.: (609) 282-2756
                                     Attention:  Mr. Douglas Henderson

Merrill Lynch Senior Floating Rate   800 Scudders Mill Road
Fund, Inc.                           Plainsboro, NJ  08536
c/o Merrill Lynch Asset Management   Telephone No.: (609) 282-2059
                                     Telecopier No.: (609) 282-2756
                                     Attention:  Mr. Douglas Henderson

Van Kampen American Capital Prime    One Parkview Plaza
Rate Income Trust                    5th Floor
                                     Oakbrook Terrace, IL  60181
                                     Telephone No.: (630) 684-6438
                                     Telecopier No.: (630) 684-6740
                                     Attention:  Mr. Jeffrey Maillet

Oak Hill Securities Fund, L.P.       65 East 55th Street
                                     Park Avenue Towers
                                     New York, NY  10022
                                     Telephone No.: (212) 326-1551

                                                                     Schedule II
                                                                          Page 9

                                     Telecopier No.: (212) 593-3596
                                     Attention:  Mr. Scott Krase

ING High Income Principal            333 South Grand Avenue
Preservation Fund Holdings, LDC      Suite 4250
c/o ING Capital Advisors             Los Angeles, CA  90071
                                     Telephone No.: (213) 346-3975
                                     Telecopier No.: (213) 626-6552
                                     Attention:  Ms. Beth Digati

KZH-ING-2 Corporation                333 South Grand Avenue
c/o ING Capital Advisors             Suite 4250
                                     Los Angeles, CA  90071
                                     Telephone No.: (213) 346-3975
                                     Telecopier No.: (213) 626-6552
                                     Attention:  Ms. Beth Digati

Prime Income Trust                   Dean Witter InterCapital
                                     Two World Trade Center
                                     72nd Floor
                                     New York, NY  10048
                                     Telephone No.: (212) 392-9034
                                     Telecopier No.: (212) 392-5345
                                     Attention:  Mr. Peter Gewirtz

Octagon Loan Trust                   Octagon Credit Investors
                                     380 Madison Avenue
                                     12th Floor
                                     New York, NY  10017
                                     Telephone No.: (212) 622-3070
                                     Telecopier No.: (212) 622-3797
                                     Attention:  Mr. James Ferguson

Toronto Dominion (Texas), Inc.       909 Fannin Road
                                     Suite 1700
                                     Houston, TX 77010
                                     Telephone No.: (713) 653-8248
                                     Telecopier No.: (713) 951-9921
                                     Attention: Mr. David G. Parker

                                                                     Schedule II
                                                                         Page 10

Floating Rate Portfolio              1166 Avenue of the Americas
c/o Chancellor LGT Asset Management  27th Floor
                                     New York, NY 10036
                                     Telephone No.: (212) 278-9870
                                     Telecopier No.: (212) 278-9619
                                     Attention: Mr. Anthony Clemente

Pilgrim America Prime Rate Trust     Two Renaissance Square
                                     40 North Central Avenue
                                     Phoenix, AZ  85004-4424
                                     Telephone No.: (602) 417-8259
                                     Telecopier No.: (602) 417-8327
                                     Attention:  Mr. Howard Tiffen

Crescent/Mach I Partners, L.P.       200 Park Avenue
c/o The Trust Company of the West    Suite 2200
                                     New York, NY 10166
                                     Telephone No.: (212) 297-4137
                                     Telecopier No.: (212) 297-4159
                                     Attention: Mr. Justin Driscoll

Allstate Insurance Company           3075 Sanders Road
                                     Suite G3a
                                     Northbrook, IL  60062-7127
                                     Telephone No.: (847) 402-3095
                                     Telecopier No.: (847) 402-3092
                                     Attention:  Chris Georgen

Allstate Life Insurance Company      3075 Sanders Road
                                     Suite G3a
                                     Northbrook, IL  60062-7127
                                     Telephone No.: (847) 402-3095
                                     Telecopier No.: (847) 402-3092
                                     Attention:  Chris Georgen

Bankers Life & Casualty Insurance    11825 North Pennsylvania Street
Company                              Carmel, IN 46032
c/o Conseco Capital Management, Inc. Telephone No.: (317) 574-5640
                                     Telecopier No.: (317) 817-2763
                                     Attention: Mr. Peter Sakon

                                                                     Schedule II
                                                                         Page 11

Ares Leveraged Investment Fund, L.P. 1999 Avenue of the Stars
c/o Ares Management, Inc.            Suite 1900
                                     Los Angeles, CA 90067
                                     Telephone No.: (310) 201-4172
                                     Telecopier No.: (310) 201-4170
                                     Attention: Mr. Will Morton

The Bank of New York, as Trustee on  Corporate Trust Administration
behalf of Nats Loan Trust 10         101 Barclays Street
                                     12-East
                                     New York, NY 10286
                                     Telephone No.: (212) 815-5366
                                     Telecopier No.: (212) 815-7157
                                     Attention: Ms. Betty A. Cocozza

Balanced High-Yield Fund I Ltd.      c/o BHF-Bank, New York Branch
                                     590 Madison Avenue
                                     New York, NY  10022-2540
                                     Telephone No.: (212) 756-5937
                                     Telecopier No.: (212) 756-5536
                                     Attention: Ms. Catherine Hickey

                                                                     SCHEDULE II

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

SECTION 1. Amount and Terms of Credit ...................................    1
     1.01  The Commitments ..............................................    1
     1.02  Minimum Borrowing Amounts ....................................    6
     1.03  Notice of Borrowing ..........................................    6
     1.04  Disbursement of Funds ........................................    7
     1.05  Notes ........................................................    8
     1.06  Conversions ..................................................   10
     1.07  Pro Rata Borrowings ..........................................   11
     1.08  Interest .....................................................   11
     1.09  Interest Periods .............................................   11
     1.10  Increased Costs, Illegality, etc .............................   13
     1.11  Compensation .................................................   15
     1.12  Change of Lending Office .....................................   15
     1.13  Replacement of Lenders .......................................   15

SECTION 2. Letters of Credit ............................................   17
     2.01  Letters of Credit ............................................   17
     2.02  Letter of Credit Requests ....................................   18
     2.03  Letter of Credit Participations ..............................   19
     2.04  Agreement to Repay Letter of Credit Drawings .................   20
     2.05  Increased Costs ..............................................   21

SECTION 3. Fees; Reductions of Commitment ...............................   22
     3.01  Fees .........................................................   22
     3.02  Voluntary Termination of Commitments .........................   23
     3.03  Mandatory Termination and Reduction of Commitments ...........   23

SECTION 4. Prepayments; Payments; Taxes .................................   24
     4.01  Voluntary Prepayments ........................................   24
     4.02  Mandatory Repayments and Cash Collateralization ..............   25
     4.03  Method and Place of Payment ..................................   28
     4.04  Net Payments; Taxes ..........................................   28

SECTION 5. Conditions Precedent to Restatement Effective Date ...........   30
     5.01  Execution of Agreement; Notes ................................   30
     5.02  Fees, etc ....................................................   30
     5.03  Opinions of Counsel ..........................................   30
     5.04  Trust, Corporate, Limited Liability Company and
           Partnership Documents; Proceedings; etc ......................   30



                                                                           Page
                                                                           ----

     5.05  Amended and Restated Affiliate Guaranty ......................   31
     5.06  Pledge Agreement .............................................   31
     5.07  Adverse Change; Approvals ....................................   31
     5.08  Litigation ...................................................   32
     5.09  Consummation of Interstate Transaction .......................   32
     5.10  Solvency Certificate; Insurance Certificates .................   32
     5.11  Pro Forma Balance Sheets; Projections ........................   33
     5.12  Original Credit Agreements; etc ..............................   33

SECTION 6. Conditions Precedent to All Credit Events ....................   33
     6.01  No Default; Representations and Warranties ...................   33
     6.02  Notice of Borrowing; Letter of Credit Request ................   33

SECTION 7. Representations and Warranties ...............................   34
     7.01  Trust, Corporate, Limited Liability Company and
           Partnership Status ...........................................   34
     7.02  Trust, Corporate, Limited Liability Company or
           Partnership Power and Authority ..............................   34
     7.03  No Violation .................................................   35
     7.04  Governmental Approvals .......................................   35
     7.05  Financial Statements; Financial Condition;
           Undisclosed Liabilities; Projections; etc ....................   35
     7.06  Litigation ...................................................   37
     7.07  True and Complete Disclosure .................................   37
     7.08  Use of Proceeds; Margin Regulations ..........................   37
     7.09  Tax Returns and Payments .....................................   37
     7.10  Compliance with ERISA ........................................   38
     7.11  Real Properties ..............................................   39
     7.12  Subsidiaries .................................................   39
     7.13  Compliance with Statutes, etc ................................   39
     7.14  Investment Company Act .......................................   40
     7.15  Public Utility Holding Company Act ...........................   40
     7.16  Environmental Matters ........................................   40
     7.17  Labor Relations ..............................................   41
     7.18  Intellectual Property ........................................   41
     7.19  Indebtedness .................................................   41
     7.20  Ground Leases ................................................   41
     7.21  Status as REIT ...............................................   41
     7.22  Operators ....................................................   41
     7.23  Security Interests ...........................................   42


                                      (ii)

                                                                           Page
                                                                           ----


SECTION 8.  Affirmative Covenants .......................................   42
     8.01  Information Covenants ........................................   42
     8.02  Books, Records and Inspections ...............................   45
     8.03  Maintenance of Property; Insurance ...........................   45
     8.04  Corporate Franchises .........................................   45
     8.05  Compliance with Statutes, etc ................................   46
     8.06  Compliance with Environmental Laws ...........................   46
     8.07  ERISA ........................................................   46
     8.08  End of Fiscal Years; Fiscal Quarters .........................   47
     8.09  Performance of Obligations ...................................   48
     8.10  Payment of Taxes .............................................   48
     8.11  Further Assurances ...........................................   48
     8.12  FF&E Reserves ................................................   48
     8.13  REIT Requirements ............................................   49
     8.14  Maintenance of Operating Account .............................   49
     8.15  Interest Rate Protection .....................................   49
     8.16  Foreign Subsidiaries Security ................................   49

SECTION 9.  Negative Covenants ..........................................   50
     9.01  Line of Business .............................................   50
     9.02  Consolidation, Merger, etc ...................................   50
     9.03  Dividends ....................................................   50
     9.04  Investments ..................................................   51
     9.05  Certain Indebtedness Obligations .............................   52
     9.06  Liens ........................................................   52
     9.07  Transactions with Affiliates .................................   54
     9.08  Total Interest Coverage ......................................   55
     9.09  Fixed Charge Coverage ........................................   55
     9.10  Tangible Net Worth ...........................................   55
     9.11  Limitations on Indebtedness ..................................   55
     9.12  Derivatives Obligations ......................................   55
     9.13  Limitation on Certain Restrictions ...........................   56
     9.14  Limitation on Creation of Subsidiaries .......................   56

SECTION 10. Events of Default ...........................................   57
     10.01 Payments .....................................................   57
     10.02 Representations, etc .........................................   57
     10.03 Covenants ....................................................   57
     10.04 Default Under Other Agreements ...............................   57
     10.05 Bankruptcy, etc ..............................................   57
     10.06 ERISA ........................................................   58
     10.07 REIT Status ..................................................   59
     10.08 Guaranties ...................................................   59
     10.09 Judgments ....................................................   59



                                      (iii)

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

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     10.10 Change of Control ............................................   59
     10.11 General Partner Status .......................................   59
     10.12 Security Documents ...........................................   59

SECTION 11. Definitions and Accounting Terms ............................   60
     11.01 Defined Terms ................................................   60

SECTION 12. The Agents ..................................................   93
     12.02 Nature of Duties .............................................   94
     12.03 Lack of Reliance on the Agents ...............................   94
     12.04 Certain Rights of the Agents .................................   94
     12.05 Reliance .....................................................   95
     12.06 Indemnification ..............................................   95
     12.07 Each Agent in its Individual Capacity ........................   95
     12.08 Holders ......................................................   95
     12.09 Removal of or Resignation by Either of the Agents ............   95

                                     (v)

     SCHEDULE I     Commitments on the Effective Date
     SCHEDULE II    Lender Addresses
     SCHEDULE III   Litigation
     SCHEDULE IV    Initial Hotels and Real Property
     SCHEDULE V     Subsidiaries
     SCHEDULE VI    Existing Indebtedness
     SCHEDULE VII   Existing Liens
     SCHEDULE VIII  Non-Credit Party and Non-Pledgor Credit Party Subsidiaries
     SCHEDULE IX    Original Letters of Credit

     EXHIBIT A      Notice of Borrowing
     EXHIBIT B-1    Form of Tranche I Term Note
     EXHIBIT B-2    Form of Tranche II Term Note
     EXHIBIT B-3    Form of Tranche III Term Note
     EXHIBIT B-4    Form of Tranche B Term Note
     EXHIBIT B-5    Form of Revolving Note
     EXHIBIT B-6    Form of Swingline Note
     EXHIBIT C      Letter of Credit Request
     EXHIBIT D      Section 4.04(b)(ii) Certificate
     EXHBIIT E      Opinions of Counsel to the Credit Parties
     EXHIBIT F      Officers' Certificate
     EXHIBIT G      Amended and Restated Affiliate Guaranty
     EXHIBIT H      Pledge Agreement
     EXHIBIT I      Officer's Solvency Certificate
     EXHIBIT J      Compliance Certificate
     EXHIBIT K      Assignment and Assumption Agreement